                        ALTERNATIVE LOAN TRUST 2006-18CB
                                 ISSUING ENTITY

                                FINAL TERM SHEET

                             (COUNTRYWIDE(R) LOGO)

                                 $1,040,024,215
                                  (APPROXIMATE)

                                   CWALT, INC.
                                    Depositor

                          COUNTRYWIDE HOME LOANS, INC.
                               SPONSOR AND SELLER

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER

     This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

     The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and none of the depositor, the issuing entity or any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUING ENTITY AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

     This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

     The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                   FREE WRITING PROSPECTUS DATED MAY 26, 2006

              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-18CB

             DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING JUNE 26, 2006

                                   ----------

The issuing entity will issue certificates, including the following classes of certificates that are offered pursuant to this free writing prospectus:

                    INITIAL CLASS
             CERTIFICATE BALANCE/INITIAL
                       NOTIONAL            PASS-THROUGH
                      AMOUNT (1)             RATE (2)
             ---------------------------   ------------
Class A-1          $150,000,000              Floating
Class A-2          $150,000,000(3)           Floating
Class A-3          $ 25,714,286              Floating
Class A-4          $  4,285,714              Floating
Class A-5          $ 70,000,000              Floating
Class A-6          $137,430,200              Floating
Class A-7          $460,163,000              Floating
Class A-8          $ 19,557,800              Floating
Class A-9          $ 11,279,300                6.00%
Class A-10         $ 10,000,000              Floating
Class A-11         $103,146,700              Floating
Class A-12         $ 12,000,000              Floating
Class A-13         $103,146,700(3)           Floating
Class A-14         $ 22,000,000(3)           Floating
Class A-15         $ 10,000,000(3)           Floating
Class A-16         $  1,575,000                6.00%
Class X            $939,182,543(3)           Variable
Class PO           $    221,615                 (4)
Class A-R          $        100                6.00%
Class M            $ 21,000,500                6.00%
Class B-1          $  7,875,000                6.00%
Class B-2          $  5,775,000                6.00%

(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5%.

(2) The classes of certificates offered by this free writing prospectus are listed, together with their pass-through rates (and, in the case of the floating rate certificates, the index on which the pass-through rates are based) and their initial ratings, in the tables under "Summary -- Description of the Certificates" beginning on page 6 of this free writing prospectus.

(3) The Class A-2, Class A-13, Class A-14, Class A-15 and Class X Certificates are interest only notional amount certificates. The initial notional amounts are set forth in the table but are not included in the aggregate class certificate balance of all the certificates offered.

(4) The Class PO Certificates are principal only certificates and will not accrue interest.

                                     SUMMARY

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF THE CERTIFICATES, READ CAREFULLY THIS ENTIRE DOCUMENT.

WHILE THIS SUMMARY CONTAINS AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOW PRIORITIES AND OTHER INFORMATION TO AID YOUR UNDERSTANDING, YOU SHOULD READ CAREFULLY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOW PRIORITIES AND OTHER INFORMATION IN THIS FREE WRITING PROSPECTUS.

ISSUING ENTITY

Alternative Loan Trust 2006-18CB, a common law trust formed under the laws of the State of New York.

DEPOSITOR

CWALT, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

SPONSOR AND SELLERS

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

MASTER SERVICER

Countrywide Home Loans Servicing LP.

TRUSTEE

The Bank of New York.

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

CUT-OFF DATE

For any mortgage loan, the later of May 1, 2006 and the date of origination for that mortgage loan (the "cut-off date").

CLOSING DATE

On or about May 30, 2006.

THE MORTGAGE LOANS

The mortgage loans will consist of primarily 30-year conventional, fixed-rate mortgage loans secured by first liens on one-to-four family residential properties. All of the mortgage loans have original principal balances that conform to the guidelines of Fannie Mae and Freddie Mac.

The statistical information presented in this free writing prospectus is as of the cut-off date. The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be substituted for the mortgage loans that are described in this free writing prospectus. Any substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the cut off date, the mortgage loans in the mortgage pool had the following characteristics:

Aggregate Current Principal Balance              $1,049,999,240
Geographic Concentrations in excess of 10%:
   California                                        20.96%
   Florida                                           10.22%
Weighted Average Original LTV Ratio                  71.75%
Weighted Average Mortgage Rate                       6.617%
Range of Mortgage Rates                         6.125% to 7.250%
Average Current Principal Balance                   $219,436
Range of Current Principal Balances           $30,000 to $712,500
Weighted Average Remaining Term to Maturity        359 months
Weighted Average FICO Credit Score                    718

DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue twenty-five classes of certificates, twenty-two of which are offered by this free writing prospectus:

                  INITIAL
              CLASS CERTIFICATE
               BALANCE/INITIAL                                         INITIAL RATING   INITIAL RATING   INITIAL RATING
   CLASS     NOTIONAL AMOUNT (1)                  TYPE                   (FITCH) (2)     (MOODY'S) (2)      (S&P) (2)
   -----     -------------------                  ----                 --------------   --------------   --------------
OFFERED CERTIFICATES

Class A-1        $150,000,000        Senior/Floating Pass-Through            AAA              Aaa              AAA
                                    Rate/Targeted Balance/Accretion
                                               Directed

Class A-2        $150,000,000           Senior/Inverse Floating              AAA              Aaa              AAA
                                      Pass-Through Rate/Notional
                                         Amount/Interest Only

Class A-3        $ 25,714,286        Senior/Floating Pass-Through            AAA              Aaa              AAA
                                            Rate/Companion

Class A-4        $  4,285,714           Senior/Inverse Floating              AAA              Aaa              AAA
                                      Pass-Through Rate/Companion

Class A-5        $ 70,000,000        Senior/Floating Pass-Through            AAA              Aaa              AAA
                                         Rate/Planned Balance

Class A-6        $137,430,200           Senior/Inverse Floating              AAA              Aaa              AAA
                                   Pass-Through Rate/Planned Balance

Class A-7        $460,163,000        Senior/Floating Pass-Through            AAA              Aaa              AAA
                                   Rate/Planned Balance/Super Senior

Class A-8        $ 19,557,800        Senior/Floating Pass-Through            AAA              Aa1              AAA
                                     Rate/Planned Balance/Support

Class A-9        $ 11,279,300          Senior/Fixed Pass-Though              AAA              Aaa              AAA
                                     Rate/Targeted Balance/Accrual

Class A-10       $ 10,000,000        Senior/Floating Pass-Through            AAA              Aaa              AAA
                                         Rate/Targeted Balance

Class A-11       $103,146,700        Senior/Floating Pass-Through            AAA              Aaa              AAA
                                         Rate/Targeted Balance

Class A-12       $ 12,000,000        Senior/Floating Pass-Through            AAA              Aaa              AAA
                                         Rate/Targeted Balance

Class A-13       $103,146,700           Senior/Inverse Floating              AAA              Aaa              AAA
                                      Pass-Through Rate/Notional
                                         Amount/Interest Only

Class A-14       $ 22,000,000           Senior/Inverse Floating              AAA              Aaa              AAA
                                      Pass-Through Rate/Notional
                                         Amount/Interest Only

                  INITIAL
              CLASS CERTIFICATE
               BALANCE/INITIAL                                         INITIAL RATING   INITIAL RATING   INITIAL RATING
   CLASS     NOTIONAL AMOUNT (1)                  TYPE                   (FITCH) (2)     (MOODY'S) (2)      (S&P) (2)
   -----     -------------------                  ----                 --------------   --------------   --------------
Class A-15       $ 10,000,000           Senior/Inverse Floating              AAA              Aaa              AAA
                                      Pass-Through Rate/Notional
                                         Amount/Interest Only

Class A-16       $  1,575,000          Senior/Fixed Pass-Through             AAA              Aa1              AA+
                                           Rate/NAS/Support

Class X          $939,182,543        Senior/ Variable Pass-Through           AAA              Aaa              AAA
                                    Rate/ Notional Amount/ Interest
                                                 Only

Class PO         $    221,615           Senior/ Principal Only               AAA              Aaa              AAA

Class A-R        $        100      Senior/ Fixed Pass-Through Rate/          AAA              Aaa              AAA
                                               Residual

Class M          $ 21,000,500      Subordinate/ Fixed Pass-Through            AA              N/R
                                                 Rate

Class B-1        $  7,875,000      Subordinate/ Fixed Pass-Through             A              N/R
                                                 Rate

Class B-2        $  5,775,000      Subordinate/ Fixed Pass-Through           BBB              N/R
                                                Rate

NON-OFFERED CERTIFICATES(3)

Class B-3        $  4,200,000      Subordinate/ Fixed Pass-Through
                                                 Rate

Class B-4        $  3,150,000      Subordinate/ Fixed Pass-Through
                                                 Rate

Class B-5        $  2,625,024      Subordinate/ Fixed Pass-Through
                                                 Rate

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(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2) The offered certificates will not be offered unless they are assigned the indicated ratings by Fitch Ratings ("Fitch"), Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"). "N/R" indicates that the agency was not asked to rate the certificates. The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus, so ratings for those classes of certificates have not been provided. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3) The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B-3, Class B-4 and Class B-5 Certificates is provided only to permit a better understanding of the offered certificates.

The certificates also will have the following characteristics:

                                              INTEREST ACCRUAL    INTEREST ACCRUAL
    CLASS           PASS-THROUGH RATE              PERIOD            CONVENTION
    -----           -----------------         ----------------    ----------------
OFFERED
CERTIFICATES
Class A-1           LIBOR + 0.47% (1)               (2)              30/360 (4)
Class A-2           5.53% - LIBOR (1)               (2)              30/360 (4)
Class A-3           LIBOR + 0.75% (1)               (2)              30/360 (4)
Class A-4      37.50% - (6.00 x LIBOR) (1)          (2)              30/360 (4)
Class A-5           LIBOR + 0.35% (1)               (2)              30/360 (4)
Class A-6      28.60% - (4.00 x LIBOR) (1)          (2)              30/360 (4)
Class A-7           LIBOR + 0.35% (1)               (2)              30/360 (4)
Class A-8           LIBOR + 0.35% (1)               (2)              30/360 (4)
Class A-9                 6.00%              calendar month (3)      30/360 (4)
Class A-10          LIBOR + 0.40% (1)               (2)              30/360 (4)
Class A-11          LIBOR + 0.50% (1)               (2)              30/360 (4)
Class A-12          LIBOR + 0.60% (1)               (2)              30/360 (4)
Class A-13          5.50% - LIBOR (1)               (2)              30/360 (4)
Class A-14          5.40% - LIBOR (1)               (2)              30/360 (4)
Class A-15          5.60% - LIBOR (1)               (2)              30/360 (4)
Class A-16                6.00%              calendar month (3)      30/360 (4)
Class PO                   (5)                      N/A                 N/A
Class X                    (6)               calendar month (3)      30/360 (4)
Class A-R                 6.00%              calendar month (3)      30/360 (4)
Class M                   6.00%              calendar month (3)      30/360 (4)
Class B-1                 6.00%              calendar month (3)      30/360 (4)
Class B-2                 6.00%              calendar month (3)      30/360 (4)

NON-OFFERED
CERTIFICATES
Class B-3                 6.00%              calendar month (3)      30/360 (4)
Class B-4                 6.00%              calendar month (3)      30/360 (4)
Class B-5                 6.00%              calendar month (3)      30/360 (4)

----------
(1) The pass-through rates on the LIBOR Certificates may adjust monthly based on the level of one-month LIBOR, subject to a cap. LIBOR for the related interest accrual period is calculated as described in this free writing prospectus under "Description of the Certificates - Determination of LIBOR."

(2) The accrual period for any distribution date will be the one-month period commencing on the 25th day of the month prior to the month in which that distribution date occurs and ending on the 24th day of the month of that distribution date.

(3) The accrual period for any distribution date will be the calendar month before the month of that distribution date.

(4) Interest will accrue at the rate described in this table on the basis of a 360-day year divided into twelve 30 day months.

(5) The Class PO Certificates are principal only certificates and will not accrue any interest.

(6) The pass-through rate for the Class X Certificates for the interest accrual period related to any distribution date will be equal to the weighted average of the net mortgage rates of the non-discount mortgage loans, weighted on the basis of the stated principal balance thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date) less 6.00%.

DESIGNATIONS

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

         DESIGNATION                   CLASSES OF CERTIFICATES
         -----------                   -----------------------
    Senior Certificates              Class A-1, Class A-2, Class
                                A-3, Class A-4, Class A-5, Class A-6,
                                           Class A-7, Class
                               A-8, Class A-9, Class A-10, Class A-11,
                                 Class A-12, Class A-13, Class A-14,
                               Class A-15, Class A-16, Class PO, Class
                                     X and Class A-R Certificates

 Subordinated Certificates         Class M and Class B Certificates

    Class A Certificates             Class A-1, Class A-2, Class
                                A-3, Class A-4, Class A-5, Class A-6,
                                           Class A-7, Class
                               A-8, Class A-9, Class A-10, Class A-11,
                                 Class A-12, Class A-13, Class A-14,
                                Class A-15 and Class A-16 Certificates

    Class B Certificates                Class B-1, Class B-2,
                                       Class B-3, Class B-4 and
                                        Class B-5 Certificates

     LIBOR Certificates              Class A-1, Class A-2, Class
                                A-3, Class A-4, Class A-5, Class A-6,
                                           Class A-7, Class
                                  A-8, Class A-10, Class A-11, Class
                                A-12, Class A-13, Class A-14 and Class
                                          A-15 Certificates

Notional Amount Certificates      Class A-2, Class A-13, Class A-14,
                                 Class A-15 and Class X Certificates

    Offered Certificates       Senior Certificates, Class M, Class B-1
                                      and Class B-2 Certificates

RECORD DATE

The last business day of the month preceding the month of that distribution date.

DENOMINATIONS

Offered Certificates other than the Class A-R Certificates:

$25,000 and multiples of $1.00 in excess thereof.

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

REGISTRATION OF CERTIFICATES

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company.

CLASS A-R CERTIFICATES

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

DISTRIBUTION DATES

Beginning on June 26, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

LAST SCHEDULED DISTRIBUTION DATE

The last scheduled distribution date for the certificates is the distribution date in July 2036. Since the rate of distributions in reduction of the class certificate balance or notional amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance or notional amount of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date.

INTEREST PAYMENTS

The related accrual period, interest calculation convention and pass-through rate for each class of interest-bearing certificates is shown in the table beginning on page 8.

On each distribution date, to the extent funds are available, each class of certificates will be entitled to receive or accrete:

- interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance or notional amount, as applicable, immediately prior to that distribution date; and

-    any interest that was not paid or accreted on prior distribution dates;
     less

- any net interest shortfalls allocated to that class for that distribution date.

The Class A-9 Certificates are accrual certificates. Interest will accrue on the Class A-9 Certificates during each interest accrual period at a per annum rate of 6.00%. However, this accrued amount will not be distributed as interest to the Class A-9 Certificates until the accrual termination date, which is the earlier of:

- the date on which the class certificate balance of each class of subordinated certificates is reduced to zero; and

- the distribution date on which the class certificate balance of the Class A-1 Certificates is reduced to zero.

The Class PO Certificates do not bear interest.

ALLOCATION OF NET INTEREST SHORTFALLS:

For any distribution date, the interest entitlement for each class of interest-bearing certificates will be reduced by the amount of net interest shortfalls experienced by the mortgage loans resulting from:

-    prepayments on the mortgage loans; and

- reductions in the interest rate on the related mortgage loans due to Servicemembers Relief Act reductions or debt service reductions.

Net interest shortfalls on any distribution date will be allocated pro rata among all senior and subordinate classes entitled to receive or accrete distributions of or interest on that distribution date, based on their respective entitlements, in each case before taking into account any reduction in the amounts from net interest shortfalls.

If on any distribution date, available funds are not sufficient to make a full distribution or accretion of the interest entitlement on the certificates in the order described below under "-- Priority of Distributions Among Certificates", interest will be distributed or accreted on each class of certificates, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next distribution date.

CORRIDOR CONTRACTS

A supplemental interest trust created under the pooling and servicing agreement will have the benefit of four interest rate corridor contracts, one for the benefit of each of the Class A-1, Class A-10, Class A-11 and Class A-12 Certificates. Payments under the corridor contracts will be made to the Class A-1, Class A-10, Class A-11 and Class A-12 Certificates pursuant to the formulas described in "Description of the Certificates --The Corridor Contracts" and "The Corridor Contract Reserve Fund" in this free writing prospectus.

PRINCIPAL PAYMENTS

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal according to the principal distribution rules described in this free writing prospectus.

Generally, all payments and other amounts in respect of principal of the mortgage loans will be allocated between the Class PO Certificates, on the one hand, and the senior certificates (other than the notional amount certificates and the Class PO Certificates) and the subordinated certificates, on the other hand, in each case based on the applicable PO Percentage and the applicable non-PO percentage, respectively, of those amounts. The non-PO percentage with respect to any mortgage loan with a net mortgage rate less than 6.00% will be equal to the net mortgage rate divided by 6.00% and the PO percentage of that mortgage loan will be equal to 100% minus that non-PO percentage. With respect to a mortgage loan with a net mortgage rate equal to or greater than 6.00%, the non-PO percentage will be 100% and the PO percentage will be 0%. The applicable non-PO percentage of those amounts will be allocated to the senior certificates (other than the notional amount certificates and the Class PO Certificates) as set forth below, and any remainder of the non-PO amount is allocated to the subordinated certificates:

- in the case of scheduled principal collections on the mortgage loans, the amount allocated to the senior certificates is based on the ratio of the aggregate class certificate balance of the senior certificates to the aggregate class certificate balance of all certificates, other than the Class PO Certificates; and

- in the case of principal prepayments the amount allocated to the senior certificates is based on a fixed percentage (equal to 100%) until the fifth anniversary of the first distribution date, at which time the percentage will step down as described herein, if the specified conditions are met.

Notwithstanding the foregoing, no decrease in the senior prepayment percentage will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans are satisfied.

Principal will be distributed on each class of certificates entitled to receive principal payments as described below under "--Amounts Available for Distributions on the Certificates."

The notional amount certificates do not have class certificate balances and are not entitled to any distributions of principal but will bear interest during each interest accrual period on their respective notional amounts.

AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

The amount available for distributions on the certificates on any distribution date will generally consist of the following amounts (after the fees and expenses described under the next heading are subtracted):

- all scheduled installments of interest and principal due and received on the mortgage loans in the applicable period, together with any advances with respect to them;

- all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures;

- net proceeds from the liquidation of defaulted mortgage loans during the applicable period, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

-    subsequent recoveries with respect to mortgage loans;

- partial or full prepayments collected during the applicable period, together with interest paid in connection with the prepayment (other than certain excess amounts payable to the master servicer) and the compensating interest; and

- any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan repurchased by a seller or originator or purchased by the master servicer during the applicable period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:

- the master servicing fee and additional servicing compensation due to the master servicer;

-    the trustee fee due to the trustee;

-    lender paid mortgage insurance premiums, if any;

- the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement; and

- all other amounts for which the depositor, a seller or the master servicer is entitled to be reimbursed.

Any amounts paid from amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

SERVICING COMPENSATION

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by 0.250% (referred to as the master servicing fee rate). The amount of the master servicing fee is subject to adjustment with respect to certain prepaid mortgage loans, as described under "Servicing of Mortgage Loans--Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans" in this free writing prospectus.

Additional Servicing Compensation:

The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges, including prepayment charges, and all reinvestment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to mortgage loans as described under "Description of the Certificates --Priority of Distributions Among Certificates".

SOURCE AND PRIORITY OF DISTRIBUTIONS:

The master servicing fee and any additional servicing compensations will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

PRIORITY OF DISTRIBUTIONS

Priority of Distributions Among Certificates

In general, on any distribution date, available funds will be distributed in the following order:

- to interest on each interest-bearing class of senior certificates, pro rata, based on their respective interest entitlements;

- to principal of the classes of senior certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

- to any deferred amounts payable on the Class PO Certificates, but only from amounts that would otherwise be distributed on that distribution date as principal of the subordinated certificates;

- to interest on and then principal of each class of subordinated certificates, in the order of their seniority, beginning with the Class M Certificates, in each case subject to the limitations set forth below; and

-    from any remaining available amounts, to the Class A-R Certificates.

Principal

On each distribution date, the non-PO formula principal amount will be distributed as described above under "--Priority of Distributions Among Certificates" first as principal of the senior certificates (other than the notional amount certificates and the Class PO Certificates) in an amount up to the amounts specified below, and second as principal of the subordinated certificates, in an amount up to the subordinated principal distribution amount.

On each distribution date up to and including the accrual termination date, the amount of accrued interest on the Class A-9 Certificates added to its class certificate balance will be distributed as follows:

- first, as principal to the Class A-1 Certificates, in an amount up to the amount necessary to reduce its class certificate balance to its targeted balance for such distribution date (as described under "Principle Balance Schedules" in this free writing prospectus); and

- second, as principal to the Class A-9 Certificates, until its class certificate balance is reduced to zero.

Senior Certificates (other than the notional amount certificates and the Class PO Certificates):

On each distribution date, the non-PO formula principal amount, up to the amount of the senior principal distribution amount, will be distributed as principal of the following classes of senior certificates, in the following order of priority:

     (1) to the Class A-R Certificates, until its class certificate balance is reduced to zero;

     (2) to the Class A-16 Certificates, the priority amount (which is zero for the first five years and will increase as described under "Description of the Certificates -- Principal" in this free writing prospectus), until its class certificate balance is reduced to zero;

     (3) concurrently, to the Class A-5, Class A-6, Class A-7 and Class A-8 Certificates, pro rata, in an amount up to the amount necessary to reduce their aggregate class certificate balance to their aggregate planned balance for that distribution date (as described under "Principle Balance Schedules" in this free writing prospectus);

     (4) to the Class A-1, Class A-9, Class A-10, Class A-11 and Class A-12 Certificates, in an amount up to the amount necessary to reduce their aggregate class certificate balance to their aggregate targeted balance for that distribution date (as described under "Principle Balance Schedules" in this free writing prospectus), concurrently, as follows:

          (i) 56.3074930349%, in the following order of priority:

               a. to the Class A-1 Certificates, in an amount up to the amount necessary to reduce its class certificate balance to its targeted balance for that distribution date (as described under "Principle Balance Schedules" in this free writing prospectus);

               b. to the Class A-9 Certificates, until its class certificate balance is reduced to zero; and

               c. to the Class A-1 Certificates, without regard to its targeted balance for that distribution date, until its class certificate balance is reduced to zero; and

          (ii) 36.0116400047% to the Class A-11 Certificates, until its class certificate balance is reduced to zero;

          (iii) 3.4913031638% to the Class A-10 Certificates, until its class certificate balance is reduced to zero; and

          (iv) 4.1895637966% to the Class A-12 Certificates, until its class certificate balance is reduced to zero;

     (5) concurrently, to the Class A-3 and Class A-4 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

     (6) to the Class A-1, Class A-9, Class A-10, Class A-11 and Class A-12 Certificates, without regard to their aggregate targeted balance for that distribution date, in the order and priority described in (4) above, until their respective class certificate balances are reduced to zero;

     (7) to the Class A-5, Class A-6, Class A-7 and Class A-8 Certificates, pro rata, without regard to their aggregate planned balance for that distribution date, until their respective class certificate balances are reduced to zero; and

     (8) to the Class A-16 Certificates, without regard to the priority amount, until its class certificate balance is reduced to zero.

Class PO Certificates:

On each distribution date, principal will be distributed to the Class PO Certificates in an amount equal to the lesser of (x) the PO formula principal amount for that distribution date and (y) the product of:

- available funds remaining after distribution of interest on the senior certificates; and

- a fraction, the numerator of which is the PO formula principal amount and the denominator of which is the sum of the PO formula principal amount and the senior principal distribution amount.

Subordinated Certificates; Applicable Credit Support Percentage Trigger:

On each distribution date, to the extent of available funds available therefor, the non-PO formula principal amount, up to the subordinated principal distribution amount, will be distributed as principal of the subordinated certificates in order of seniority, beginning with the Class M Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the subordinated principal distribution amount (based on its respective class certificate balance); provided, that if the applicable credit support percentage of a class or classes (other than the class of subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class or classes (referred to as "restricted classes"), the restricted classes will not receive distributions of partial principal prepayments and prepayments in full. Instead, the portion of the partial principal prepayments and prepayments in full otherwise distributable to the restricted classes will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances, and distributed in the sequential order described above.

ALLOCATION OF REALIZED LOSSES

On each distribution date, the amount of any realized losses on the mortgage loans will be allocated as follows:

- the PO percentage of any realized losses on a discount mortgage loan will be allocated to the Class PO Certificates; provided, however, that on or before the senior credit support depletion date, (i) those realized losses will be treated as Class PO Deferred Amounts and will be paid on the Class PO Certificates (to the extent funds are available from amounts otherwise allocable to the subordinated principal distribution amount) before distributions of principal on the subordinated certificates and (ii) the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments of Class PO Deferred Amounts; and

- the non-PO percentage of any realized losses will be allocated in the following order of priority:

     - first, to the subordinated certificates in the reverse order of their priority of distribution, beginning with the class of subordinated certificates outstanding, with the lowest distribution priority until their respective class certificate balances are reduced to zero,

     - second, to the Class A-16 Certificates, until its class certificate balance is reduced to zero, and

     - third, concurrently, to the remaining classes of Class A Certificates (other than the notional amount certificates), pro rata, based upon their respective class certificate balances, or in the case of the Class A-9 Certificates, on the basis of the lesser of its class certificate balance immediately prior to that distribution date and its initial class certificate balance, except that realized losses that would otherwise be allocated to the Class A-7 Certificates will instead be allocated to the Class A-8 Certificates, until its class certificate balance is reduced to zero.

In addition, if, on any distribution date, following all distributions and the allocation of realized losses, the aggregate class certificate balance of all classes of certificates exceeds the pool principal balance, then the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of the excess.

CREDIT ENHANCEMENT

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the classes of subordinated certificates. Among the subordinated certificates offered by this free writing prospectus, the Class M Certificates will have a distribution priority over the Class B Certificates. Within the Class B Certificates, each class of certificates will have a distribution priority over those classes of certificates, if any, with a higher numerical designation.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans, first to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest distribution priority, and second to the senior certificates (other than the notional amount certificates) in accordance with the priorities set forth above under "-- Allocation of Losses."

Further, the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of distributions on the Class PO Certificates in reimbursement for the Class PO deferred amounts as described above under "-- Allocation of Losses."

Additionally, as described above under "-- Principal Payments," unless certain conditions are met, the senior prepayment percentage (which determines the allocation of the net principal prepayments between the senior certificates and the subordinated certificates) will exceed the senior percentage (which represents the senior certificates (other than the notional amount certificates and the Class PO Certificates) as a percentage of all the certificates (other than the notional amount certificates and the Class PO Certificates) for at least the first 9 years after the closing date. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the mortgage pool evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

REPURCHASE, SUBSTITUTION AND PURCHASE OF MORTGAGE LOANS

The sellers may be required to repurchase, or substitute, with a replacement mortgage loan, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the master servicing fee rate).

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets of the issuing entity and retire all the outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the cut off date.

TAX STATUS

For federal income tax purposes, the issuing entity will consist of one or more
REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC. The Class A-1, Class A-10, Class A-11 and Class A-12 Certificates will also represent the right to receive yield supplement amounts from the supplemental interest trust. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

The supplemental interest trust, corridor contracts and corridor contract reserve fund will not constitute any part of any REMIC described in the pooling and servicing agreement.

ERISA CONSIDERATIONS

The offered certificates (other than the Class PO, Class X and Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met. The Class A-1, Class A-10, Class A-11 and Class A-12 Certificates may not be acquired or held by a person investing assets of any such plans or arrangements before the termination of the related corridor contract, unless such acquisition or holding is eligible for the exemptive relief available under one of the class exemptions.

LEGAL INVESTMENT

The senior certificates and the Class M Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                                THE MORTGAGE POOL

                                MORTGAGE RATES(1)

                                                                          WEIGHTED
                                                               AVERAGE     AVERAGE   WEIGHTED     WEIGHTED
                                  AGGREGATE                   PRINCIPAL   REMAINING   AVERAGE     AVERAGE
                   NUMBER OF      PRINCIPAL      PERCENT OF    BALANCE     TERM TO     FICO       ORIGINAL
                    MORTGAGE       BALANCE        MORTGAGE   OUTSTANDING   MATURITY   CREDIT   LOAN-TO-VALUE
MORTGAGE RATE (%)    LOANS       OUTSTANDING        POOL         ($)       (MONTHS)    SCORE     RATIO (%)
-----------------  ---------  -----------------  ----------  -----------  ---------  --------  -------------
6.030 ...........        1    $      364,000.00      0.03%   364,000.00      360        735        87.71
6.125 ...........        4           626,700.00      0.06    156,675.00      290        765        76.00
6.150 ...........        2           476,100.00      0.05    238,050.00      360        710        90.00
6.155 ...........        1           202,500.00      0.02    202,500.00      360        696        90.00
6.160 ...........        1           266,815.28      0.03    266,815.28      359        634        89.99
6.170 ...........        1           144,200.00      0.01    144,200.00      360        698        85.83
6.180 ...........        1           265,259.99      0.03    265,259.99      359        653        90.00
6.200 ...........        6           777,157.55      0.07    129,526.26      360        728        45.18
6.220 ...........        1           385,850.00      0.04    385,850.00      359        699        83.91
6.240 ...........        1           353,950.00      0.03    353,950.00      358        715        94.99
6.250 ...........      471       106,751,663.89     10.17    226,648.97      358        729        63.23
6.255 ...........        1           202,500.00      0.02    202,500.00      360        704        90.00
6.295 ...........        1           262,500.00      0.03    262,500.00      360        644        93.75
6.300 ...........        2           302,500.00      0.03    151,250.00      360        672        88.07
6.310 ...........        1           225,000.00      0.02    225,000.00      360        671        90.00
6.335 ...........        1           161,500.00      0.02    161,500.00      360        665        81.98
6.350 ...........        1           217,150.00      0.02    217,150.00      360        670        45.72
6.360 ...........        1           133,500.00      0.01    133,500.00      360        712        86.13
6.365 ...........        1            61,200.00      0.01     61,200.00      360        731        90.00
6.375 ...........      542       123,001,629.65     11.71    226,940.28      359        728        71.68
6.390 ...........        2           576,000.00      0.05    288,000.00      360        704        87.84
6.395 ...........        2           384,100.00      0.04    192,050.00      360        710        89.33
6.400 ...........        1           192,000.00      0.02    192,000.00      360        678        89.72
6.420 ...........        1           166,500.00      0.02    166,500.00      360        717        90.00
6.430 ...........        1           221,200.00      0.02    221,200.00      359        637        86.75
6.435 ...........        2           389,615.72      0.04    194,807.86      358        691        90.00
6.455 ...........        1           147,500.00      0.01    147,500.00      360        794        86.76
6.470 ...........        2           296,745.69      0.03    148,372.85      358        688        88.67
6.485 ...........        1           171,000.00      0.02    171,000.00      360        659        83.41
6.490 ...........        1           107,911.47      0.01    107,911.47      359        708        90.00
6.495 ...........        1           112,405.49      0.01    112,405.49      359        707        90.00
6.500 ...........      936       212,803,855.36     20.27    227,354.55      359        717        69.74

                                                                          WEIGHTED
                                                               AVERAGE     AVERAGE   WEIGHTED     WEIGHTED
                                  AGGREGATE                   PRINCIPAL   REMAINING   AVERAGE     AVERAGE
                   NUMBER OF      PRINCIPAL      PERCENT OF    BALANCE     TERM TO     FICO       ORIGINAL
                    MORTGAGE       BALANCE        MORTGAGE   OUTSTANDING   MATURITY   CREDIT   LOAN-TO-VALUE
MORTGAGE RATE (%)    LOANS       OUTSTANDING        POOL         ($)       (MONTHS)    SCORE     RATIO (%)
-----------------  ---------  -----------------  ----------  -----------  ---------  --------  -------------
6.505 ...........        2           531,000.00      0.05     265,500.00     360        675        90.00
6.530 ...........        1           275,000.00      0.03     275,000.00     360        692        87.32
6.545 ...........        3           595,000.00      0.06     198,333.33     360        692        90.45
6.555 ...........        3           438,320.00      0.04     146,106.67     360        670        88.21
6.600 ...........        1           145,000.00      0.01     145,000.00     360        667        88.96
6.610 ...........        2           366,168.27      0.03     183,084.14     360        704        87.91
6.625 ...........      665       147,410,438.09     14.04     221,669.83     359        717        71.50
6.630 ...........        1           108,914.77      0.01     108,914.77     357        704        95.00
6.640 ...........        1            93,600.00      0.01      93,600.00     360        705        89.14
6.680 ...........        1           112,500.00      0.01     112,500.00     358        671        90.00
6.700 ...........        1           188,000.00      0.02     188,000.00     360        748        80.00
6.750 ...........      919       193,997,812.47     18.48     211,096.64     359        714        74.86
6.800 ...........        1           163,500.00      0.02     163,500.00     360        721        88.38
6.820 ...........        1           386,750.00      0.04     386,750.00     360        678        85.00
6.875 ...........    1,180       253,154,651.87     24.11     214,537.84     359        713        74.30
7.000 ...........        9         1,032,624.73      0.10     114,736.08     360        739        65.69
7.125 ...........        2           249,450.00      0.02     124,725.00     360        763        71.99
                     -----    -----------------    ------
   Total ........    4,785    $1,049,999,240.29    100.00%
                     =====    =================    ======

----------
(1) The lender acquired mortgage insurance mortgage loans are shown in the preceding table at the mortgage rates net of the interest premium charge by the related lenders. As of the cut off date, the weighted average mortgage rate of the mortgage loans (as so adjusted) was approximately 6.613% per annum. Without the adjustment, the weighted average mortgage rate of the mortgage loans was approximately 6.617% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                                              WEIGHTED
                                                                         AVERAGE               AVERAGE   WEIGHTED     WEIGHTED
                                            AGGREGATE                   PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
RANGE OF                     NUMBER OF      PRINCIPAL      PERCENT OF    BALANCE     AVERAGE   TERM TO     FICO       ORIGINAL
CURRENT MORTGAGE              MORTGAGE       BALANCE        MORTGAGE   OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
LOAN PRINCIPAL BALANCES ($)    LOANS       OUTSTANDING        POOL         ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
---------------------------  ---------  -----------------  ----------  -----------  --------  ---------  --------  -------------
      0.01 - 50,000.00 ....       20    $      838,034.65      0.08%     41,901.73    6.600      349        740        33.80
 50,000.01 - 100,000.00 ...      376        31,220,892.99      2.97      83,034.29    6.636      359        726        66.68
100,000.01 - 150,000.00 ...      753        94,875,439.74      9.04     125,996.60    6.633      358        721        69.56
150,000.01 - 200,000.00 ...    1,175       206,738,187.26     19.69     175,947.39    6.627      359        718        71.39
200,000.01 - 250,000.00 ...      865       194,129,960.42     18.49     224,427.70    6.628      359        717        72.15
250,000.01 - 300,000.00 ...      672       184,444,474.94     17.57     274,470.94    6.623      358        717        73.05
300,000.01 - 350,000.00 ...      416       135,258,558.34     12.88     325,140.77    6.607      359        717        73.37
350,000.01 - 400,000.00 ...      336       126,544,732.41     12.05     376,621.23    6.594      359        711        72.76
400,000.01 - 450,000.00 ...      134        55,801,272.88      5.31     416,427.41    6.542      360        727        67.91
450,000.01 - 500,000.00 ...       16         7,593,636.90      0.72     474,602.31    6.656      360        712        74.67
500,000.01 - 550,000.00 ...       12         6,279,971.54      0.60     523,330.96    6.664      359        711        77.16
550,000.01 - 600,000.00 ...        2         1,175,000.00      0.11     587,500.00    6.691      360        758        53.65
600,000.01 - 650,000.00 ...        7         4,386,578.22      0.42     626,654.03    6.554      359        737        68.88
700,000.01 - 750,000.00 ...        1           712,500.00      0.07     712,500.00    6.875      360        695        75.00
                               -----    -----------------    ------
   Total ..................    4,785    $1,049,999,240.29    100.00%
                               =====    =================    ======

----------
(1) As of the cut off date, the average current mortgage loan principal balance of the mortgage loans was approximately $219,436.

                              FICO CREDIT SCORES(1)

                                                                                                      WEIGHTED             WEIGHTED
                                                                                                      AVERAGE   WEIGHTED   AVERAGE
                                                                              AVERAGE      WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                                NUMBER OF      AGGREGATE      PERCENT OF     PRINCIPAL      AVERAGE   TERM TO     FICO     LOAN-TO-
RANGE OF                         MORTGAGE  PRINCIPAL BALANCE   MORTGAGE       BALANCE      MORTGAGE   MATURITY   CREDIT     VALUE
FICO CREDIT SCORES                LOANS       OUTSTANDING        POOL     OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE   RATIO (%)
------------------              ---------  -----------------  ----------  ---------------  --------  ---------  --------  ---------
619 and Below ................       25    $    5,480,790.74      0.52%      219,231.63      6.574      355        603      61.46
620-639 ......................      242        52,319,694.23      4.98       216,197.08      6.646      358        631      67.78
640-659 ......................      333        73,947,616.75      7.04       222,064.92      6.636      358        649      69.28
660-679 ......................      509       114,681,349.93     10.92       225,307.17      6.645      359        670      71.37
680-699 ......................      624       142,602,315.22     13.58       228,529.35      6.616      359        690      72.06
700-719 ......................      759       166,937,810.81     15.90       219,944.41      6.641      359        709      74.71
720 and Above ................    2,290       493,311,463.17     46.98       215,419.85      6.597      359        761      71.69
Not Scored ...................        3           718,199.44      0.07       239,399.81      6.610      360        N/A      51.11
                                  -----    -----------------    ------
   Total .....................    4,785    $1,049,999,240.29    100.00%
                                  =====    =================    ======

----------
(1) As of the cut off date, the weighted average FICO Credit Score of the mortgagors related to the mortgage loans was approximately 718.

                             DOCUMENTATION PROGRAMS

                                                                                                      WEIGHTED             WEIGHTED
                                                                                                      AVERAGE   WEIGHTED   AVERAGE
                                                                              AVERAGE      WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                                NUMBER OF      AGGREGATE      PERCENT OF     PRINCIPAL      AVERAGE   TERM TO     FICO     LOAN-TO-
                                 MORTGAGE  PRINCIPAL BALANCE   MORTGAGE       BALANCE      MORTGAGE   MATURITY   CREDIT     VALUE
DOCUMENTATION PROGRAM             LOANS       OUTSTANDING        POOL     OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE   RATIO (%)
---------------------           ---------  -----------------  ----------  ---------------  --------  ---------  --------  ---------
CLUES ........................       14    $    3,029,227.42      0.29%      216,373.39      6.512      359        690      70.25
Full/Alternative .............    1,619       339,872,247.25     32.37       209,927.27      6.528      359        716      71.64
No Income/No Asset ...........      313        64,505,020.99      6.14       206,086.33      6.719      359        714      65.41
Preferred ....................      816       180,489,045.01     17.19       221,187.56      6.550      359        750      70.07
Reduced ......................    1,872       428,562,533.18     40.82       228,932.98      6.698      359        708      73.99
Stated Income/Stated Asset ...      148        32,814,666.44      3.13       221,720.72      6.649      357        695      66.13
Streamlined ..................        3           726,500.00      0.07       242,166.67      6.285      360        743      43.96
                                  -----    -----------------    ------
   Total .....................    4,785    $1,049,999,240.29    100.00%
                                  =====    =================    ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                                      WEIGHTED             WEIGHTED
                                                                                                      AVERAGE   WEIGHTED   AVERAGE
                                                                              AVERAGE      WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                                NUMBER OF      AGGREGATE      PERCENT OF     PRINCIPAL      AVERAGE   TERM TO     FICO     LOAN-TO-
RANGE OF ORIGINAL                MORTGAGE  PRINCIPAL BALANCE   MORTGAGE       BALANCE      MORTGAGE   MATURITY   CREDIT     VALUE
LOAN-TO-VALUE RATIOS (%)          LOANS       OUTSTANDING        POOL     OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE   RATIO (%)
------------------------        ---------  -----------------  ----------  ---------------  --------  ---------  --------  ---------
50.00 or less ................      584    $  110,314,007.45     10.51%      188,893.85      6.515      358        723       39.47
50.01 to 55.00 ...............      194        41,547,439.27      3.96       214,162.06      6.544      357        710       52.79
55.01 to 60.00 ...............      225        51,065,069.31      4.86       226,955.86      6.599      358        712       57.68
60.01 to 65.00 ...............      271        66,457,864.38      6.33       245,231.97      6.583      359        708       62.60
65.01 to 70.00 ...............      340        82,473,171.54      7.85       242,568.15      6.600      358        714       68.17
70.01 to 75.00 ...............      324        78,337,857.82      7.46       241,783.51      6.598      359        708       73.36
75.01 to 80.00 ...............    2,465       537,230,177.60     51.16       217,943.28      6.651      359        721       79.72
80.01 to 85.00 ...............       24         4,419,380.35      0.42       184,140.85      6.632      359        694       83.82
85.01 to 90.00 ...............      224        49,393,477.00      4.70       220,506.59      6.628      359        711       89.30
90.01 to 95.00 ...............      133        28,587,158.55      2.72       214,941.04      6.656      359        734       94.13
95.01 to 100.00 ..............        1           173,637.02      0.02       173,637.02      6.375      359        799      100.00
                                  -----    -----------------    ------
   Total .....................    4,785    $1,049,999,240.29    100.00%
                                  =====    =================    ======

----------
(1) As of the cut off date, the weighted average original Loan-to-Value Ratio of the mortgage loans was approximately 71.75%.

(2) Does not take into account any secondary financing on the mortgage loans that may exist at the time of origination.

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                                                      WEIGHTED             WEIGHTED
                                                                                                      AVERAGE   WEIGHTED   AVERAGE
                                                                              AVERAGE      WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                                NUMBER OF      AGGREGATE      PERCENT OF     PRINCIPAL      AVERAGE   TERM TO     FICO     LOAN-TO-
                                 MORTGAGE  PRINCIPAL BALANCE   MORTGAGE       BALANCE      MORTGAGE   MATURITY   CREDIT     VALUE
STATE                             LOANS       OUTSTANDING        POOL     OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE   RATIO (%)
-----                           ---------  -----------------  ----------  ---------------  --------  ---------  --------  ---------
Arizona ......................      234    $   52,154,489.13      4.97%      222,882.43      6.600      360        721      72.80
California ...................      789       220,132,072.03     20.96       279,001.36      6.594      359        715      64.82
Colorado .....................      168        35,039,326.21      3.34       208,567.42      6.571      360        728      74.88
Florida ......................      509       107,350,521.00     10.22       210,904.76      6.641      359        715      72.58
Georgia ......................      131        26,690,607.30      2.54       203,745.09      6.589      360        720      76.70
Illinois .....................      157        35,613,290.32      3.39       226,836.24      6.716      359        712      77.80
Maryland .....................       97        23,892,833.01      2.28       246,317.87      6.660      359        719      71.38
Nevada .......................      174        42,165,025.07      4.02       242,327.73      6.606      358        720      74.17
New Jersey ...................      107        27,963,370.14      2.66       261,339.91      6.645      357        700      68.73
New York .....................      129        34,797,474.80      3.31       269,747.87      6.622      359        716      67.74
North Carolina ...............      122        23,234,080.54      2.21       190,443.28      6.627      360        733      76.49
Oregon .......................      141        30,265,795.86      2.88       214,651.03      6.598      359        725      74.05
Texas ........................      313        49,116,025.03      4.68       156,920.21      6.609      358        722      78.04
Utah .........................      115        22,490,087.55      2.14       195,565.98      6.651      360        727      75.28
Virginia .....................      142        33,794,974.65      3.22       237,992.78      6.622      359        707      69.42
Washington ...................      206        48,427,728.06      4.61       235,086.06      6.616      359        721      74.95
Other (less than 2%) .........    1,251       236,871,539.59     22.56       189,345.76      6.617      359        719      73.49
                                  -----    -----------------    ------
   Total .....................    4,785    $1,049,999,240.29    100.00%
                                  =====    =================    ======

----------
(1) The Other row in the preceding table includes 34 other states and the District of Columbia with under 2% concentrations individually. No more than approximately 0.381% of the mortgage loans were secured by mortgaged properties located in any one postal zip code area.

                                  LOAN PURPOSE

                                                                                                      WEIGHTED             WEIGHTED
                                                                                                      AVERAGE   WEIGHTED   AVERAGE
                                                                              AVERAGE      WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                                NUMBER OF      AGGREGATE      PERCENT OF     PRINCIPAL      AVERAGE   TERM TO     FICO     LOAN-TO-
                                 MORTGAGE  PRINCIPAL BALANCE   MORTGAGE       BALANCE      MORTGAGE   MATURITY   CREDIT     VALUE
LOAN PURPOSE                      LOANS       OUTSTANDING        POOL     OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE   RATIO (%)
------------                    ---------  -----------------  ----------  ---------------  --------  ---------  --------  ---------
Refinance (Cash-Out) .........    1,473    $  339,716,440.38     32.35%      230,628.95      6.597      358        699      63.67
Purchase .....................    2,604       557,673,548.98     53.11       214,160.35      6.638      359        730      77.20
Refinance (Rate/Term) ........      708       152,609,250.93     14.53       215,549.79      6.584      359        716      69.85
                                  -----    -----------------    ------
   Total .....................    4,785    $1,049,999,240.29    100.00%
                                  =====    =================    ======

                          TYPES OF MORTGAGED PROPERTIES

                                                                                                      WEIGHTED             WEIGHTED
                                                                                                      AVERAGE   WEIGHTED   AVERAGE
                                                                              AVERAGE      WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                                NUMBER OF      AGGREGATE      PERCENT OF     PRINCIPAL      AVERAGE   TERM TO     FICO     LOAN-TO-
                                 MORTGAGE  PRINCIPAL BALANCE   MORTGAGE       BALANCE      MORTGAGE   MATURITY   CREDIT     VALUE
PROPERTY TYPE                     LOANS       OUTSTANDING        POOL     OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE   RATIO (%)
-------------                   ---------  -----------------  ----------  ---------------  --------  ---------  --------  ---------
2-4 Family Units .............      177    $   50,771,683.08      4.84%      286,845.67      6.701      359        722      71.26
Condominium Hotel ............        3           507,239.00      0.05       169,079.67      6.648      360        710      78.85
Cooperative ..................        5           901,337.41      0.09       180,267.48      6.770      359        710      84.96
Hi-rise Condominium ..........       33         7,261,114.85      0.69       220,033.78      6.641      359        725      69.34
Low-rise Condominium .........      360        74,942,673.77      7.14       208,174.09      6.663      360        728      73.66
Planned Unit Development .....    1,270       289,203,442.60     27.54       227,719.25      6.612      359        724      74.57
Single Family Residence ......    2,937       626,411,749.58     59.66       213,282.86      6.606      359        713      70.27
                                  -----    -----------------    ------
   Total .....................    4,785    $1,049,999,240.29    100.00%
                                  =====    =================    ======

                               OCCUPANCY TYPES(1)

                                                                                                      WEIGHTED             WEIGHTED
                                                                                                      AVERAGE   WEIGHTED   AVERAGE
                                                                              AVERAGE      WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                                NUMBER OF      AGGREGATE      PERCENT OF     PRINCIPAL      AVERAGE   TERM TO     FICO     LOAN-TO-
                                 MORTGAGE  PRINCIPAL BALANCE   MORTGAGE       BALANCE      MORTGAGE   MATURITY   CREDIT     VALUE
OCCUPANCY TYPE                    LOANS       OUTSTANDING        POOL     OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE   RATIO (%)
--------------                  ---------  -----------------  ----------  ---------------  --------  ---------  --------  ---------
Investment Property ..........      293    $   55,803,346.56      5.31%      190,455.11      6.669      359        735      72.13
Primary Residence ............    4,237       938,262,427.12     89.36       221,444.99      6.614      359        716      71.68
Secondary Residence ..........      255        55,933,466.61      5.33       219,346.93      6.615      359        731      72.52
                                  -----    -----------------    ------
   Total .....................    4,785    $1,049,999,240.29    100.00%
                                  =====    =================    ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                                  AVERAGE               WEIGHTED     WEIGHTED
                                     AGGREGATE                   PRINCIPAL   WEIGHTED    AVERAGE     AVERAGE
                      NUMBER OF      PRINCIPAL      PERCENT OF    BALANCE     AVERAGE     FICO       ORIGINAL
REMAINING TERM         MORTGAGE       BALANCE        MORTGAGE   OUTSTANDING  MORTGAGE    CREDIT   LOAN-TO-VALUE
TO MATURITY (MONTHS)    LOANS       OUTSTANDING        POOL         ($)      RATIO (%)    SCORE     RATIO (%)
--------------------  ---------  -----------------  ----------  -----------  ---------  --------  -------------
360 ................    3,618    $  776,920,045.04     73.99%    214,737.44    6.622       718        71.83
359 ................      974       230,354,544.22     21.94     236,503.64    6.615       717        71.66
358 ................       99        22,936,468.26      2.18     231,681.50    6.487       722        71.89
357 ................       26         5,335,503.24      0.51     205,211.66    6.587       693        74.17
356 ................        7         1,510,019.59      0.14     215,717.08    6.692       694        79.18
355 ................        7         1,457,763.60      0.14     208,251.94    6.543       733        62.64
354 ................        6         1,734,143.82      0.17     289,023.97    6.424       716        65.62
353 ................        1           636,170.99      0.06     636,170.99    6.875       694        80.00
352 ................        3           666,829.60      0.06     222,276.53    6.366       714        80.00
351 ................        2           364,144.86      0.03     182,072.43    6.250       686        85.67
350 ................        1           134,955.00      0.01     134,955.00    6.250       717        90.00
347 ................        1           392,719.51      0.04     392,719.51    6.250       785        54.15
321 ................        1           250,389.10      0.02     250,389.10    6.875       667        80.00
300 ................        3           746,550.00      0.07     248,850.00    6.687       688        70.70
245 ................        1           286,718.96      0.03     286,718.96    6.250       738        75.00
240 ................       30         5,101,150.00      0.49     170,038.33    6.508       699        61.45
239 ................        5         1,171,124.50      0.11     234,224.90    6.701       718        65.67
                        -----    -----------------    ------
   Total ...........    4,785    $1,049,999,240.29    100.00%
                        =====    =================    ======

----------
(1) As of the cut off date, the weighted average remaining term to maturity of the mortgage loans was approximately 359 months.

                      INTEREST ONLY PERIODS AT ORIGINATION

                                                                                                WEIGHTED
                                                                           AVERAGE               AVERAGE   WEIGHTED     WEIGHTED
                                              AGGREGATE                   PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                               NUMBER OF      PRINCIPAL      PERCENT OF    BALANCE     AVERAGE   TERM TO     FICO       ORIGINAL
                                MORTGAGE       BALANCE        MORTGAGE   OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
INTEREST ONLY PERIOD (MONTHS)    LOANS       OUTSTANDING        POOL         ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
-----------------------------  ---------  -----------------  ----------  -----------  --------  ---------  --------  -------------
0 ...........................    3,041    $  634,301,881.32     60.41%    208,583.32    6.614      358        714        71.19
120 .........................    1,640       391,073,609.50     37.25     238,459.52    6.628      360        723        72.94
180 .........................      104        24,623,749.47      2.35     236,766.82    6.496      360        731        67.54
                                 -----    -----------------    ------
   Total ....................    4,785    $1,049,999,240.29    100.00%
                                 =====    =================    ======

                    PREPAYMENT CHARGE PERIODS AT ORIGINATION

                                                                                           WEIGHTED
                                                                      AVERAGE               AVERAGE   WEIGHTED     WEIGHTED
                                         AGGREGATE                   PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                          NUMBER OF      PRINCIPAL      PERCENT OF    BALANCE     AVERAGE   TERM TO     FICO       ORIGINAL
PREPAYMENT CHARGE PERIOD   MORTGAGE       BALANCE        MORTGAGE   OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
(MONTHS)                    LOANS       OUTSTANDING        POOL         ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
------------------------  ---------  -----------------  ----------  -----------  --------  ---------  --------  -------------
0 ......................    4,518    $1,000,258,863.20     95.26%    221,394.17    6.613      359        718        71.65
1 ......................        1           119,896.68      0.01     119,896.68    6.750      359        719        80.00
6 ......................        2           593,500.96      0.06     296,750.48    6.875      359        725        71.98
12 .....................       15         3,667,757.82      0.35     244,517.19    6.640      359        723        74.81
24 .....................        3           775,960.00      0.07     258,653.33    6.668      359        723        68.50
36 .....................       29         6,420,973.11      0.61     221,412.87    6.715      359        699        75.47
60 .....................      217        38,162,288.52      3.63     175,863.08    6.675      359        707        73.44
                            -----    -----------------    ------
   Total ...............    4,785    $1,049,999,240.29    100.00%
                            =====    =================    ======

                           SERVICING OF MORTGAGE LOANS

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Expense Fees with respect to the mortgage pool are payable out of the interest payments on each mortgage loan. The Expense Fees will be 0.259% per annum of the Stated Principal Balance of each mortgage loan. The Expense Fees consist of:

     - the master servicing fee payable to the master servicer in respect of its master servicing activities; and

     - fees payable to the trustee in respect of its activities as trustee under the pooling and servicing agreement.

     The master servicing fee will be 0.250% per annum of the Stated Principal Balance of each mortgage loan (the "master servicing fee rate"). The master servicer is obligated to pay some but not all ongoing expenses associated with the issuing entity and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement and those amounts will be paid by the master servicer out of the master servicing fee. The amount of the master servicing fee is subject to adjustment with respect to prepaid mortgage loans, as described under "-- Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans." The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, prepayment charges, assumption fees and other similar charges and all reinvestment income earned on amounts on deposit in the Certificate Account and Distribution Account and Excess Proceeds with respect to mortgage loans as described under "Description of the Certificates --Fees and Expenses".

     The net mortgage rate of a mortgage loan is its mortgage rate (net of the interest premium charged by the related lenders for the lender acquired mortgage insurance mortgage loans, if any) less the sum of the master servicing fee and the trustee fee on the mortgage loan (expressed as a per annum percentage of its Stated Principal Balance).

ADJUSTMENT TO SERVICING COMPENSATION IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

     When a borrower prepays a mortgage loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Except with respect to the month of the cut-off date, principal prepayments by borrowers received by the master servicer from the first day through the fifteenth day of a calendar month will be distributed to certificateholders on the Distribution Date in the same month in which the prepayments are received and, accordingly, no shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid mortgage loans results. Conversely, principal prepayments by borrowers received by the master servicer from the sixteenth day (or, in the case of the first Distribution Date, from May 1, 2006) through the last day of a calendar month will be distributed to certificateholders on the Distribution Date in the month following the month of receipt and, accordingly, a shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid mortgage loans would result. Pursuant to the pooling and servicing agreement, the master servicing fee for any month will be reduced, but not by more than an amount equal to the product of one-twelfth of 0.125% and the aggregate Stated Principal Balance of the mortgage loans ("Compensating Interest"), by an amount sufficient to pass through to certificateholders the full amount of interest to which they would be entitled for each prepaid mortgage loan on the related Distribution Date.

     If shortfalls in interest as a result of prepayments in any Prepayment Period exceed the Compensating Interest for the related Distribution Date, the amount of interest distributed to certificateholders will be reduced by the amount of the excess. See "Description of the Certificates -- Interest" in this free writing prospectus.

CERTAIN MODIFICATIONS AND REFINANCINGS

     Countrywide Home Loans, without prior approval from the Rating Agencies, will be permitted under the pooling and servicing agreement to solicit borrowers for reductions to the mortgage rates of their respective mortgage loans. If a borrower requests such a reduction, the master servicer will be permitted to agree to the rate reduction provided that Countrywide Home Loans purchases the mortgage loan from the issuing entity immediately following the modification. Any purchase of a mortgage loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that mortgage loan, plus accrued and unpaid interest on the mortgage loan up to the next Due Date at the applicable net mortgage rate, net of any unreimbursed advances of principal and interest on the mortgage loan made by the master servicer. Countrywide Home Loans will remit the purchase price to the master servicer for deposit into the Certificate Account within one business day of the purchase of that mortgage loan. Purchases of mortgage loans may occur when prevailing interest rates are below the interest rates on the mortgage loans and mortgagors request modifications as an alternative to refinancings. Countrywide Home Loans will indemnify the issuing entity against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates will be issued pursuant to the pooling and servicing agreement. We summarize below the material terms and provisions pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.

     The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWALT, Inc., Countrywide Home Loans (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

     The Mortgage Pass-Through Certificates, Series 2006-18CB, will consist of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class X, Class PO, Class A-R, Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates. Only the classes of certificates listed on the cover page are being offered by this free writing prospectus.

When describing the certificates in this free writing prospectus, we use the following terms:

         DESIGNATION                        CLASSES OF CERTIFICATES
         -----------                        -----------------------
     Senior Certificates       Class A-1, Class A-2, Class A-3, Class A-4, Class
                               A-5, Class A-6, Class A-7, Class A-8, Class A-9,
                                Class A-10, Class A-11, Class A-12, Class A-13,
                                 Class A-14, Class A-15, Class A-16, Class PO,
                                      Class X and Class A-R Certificates

  Subordinated Certificates             Class M and Class B Certificates

    Class A Certificates       Class A-1, Class A-2, Class A-3, Class A-4, Class
                               A-5, Class A-6, Class A-7, Class A-8, Class A-9,
                                Class A-10, Class A-11, Class A-12, Class A-13,
                                     Class A-14, Class A-15 and Class A-16
                                                 Certificates

    Class B Certificates       Class B-1, Class B-2, Class B-3, Class B-4 and
                                            Class B-5 Certificates

     LIBOR Certificates        Class A-1, Class A-2, Class A-3, Class A-4, Class
                               A-5, Class A-6, Class A-7, Class A-8, Class A-10,
                                Class A-11, Class A-12, Class A-13, Class A-14
                                          and Class A-15 Certificates

Notional Amount Certificates   Class A-2, Class A-13, Class A-14, Class A-15 and
                                             Class X Certificates

    Offered Certificates       Senior Certificates, Class M, Class B-1 and Class
                                               B-2 Certificates

The certificates are generally referred to as the following types:

          CLASS                                               TYPE
          -----                                               ----
Class A-1                    Senior/Floating Pass-Through Rate/Targeted Balance/Accretion Directed

Class A-2                   Senior/Inverse Floating Pass-Through Rate/Notional Amount/Interest Only

Class A-3                                 Senior/Floating Pass-Through Rate/Companion

Class A-4                             Senior/Inverse Floating Pass-Through Rate/Companion

Class A-5                              Senior/Floating Pass-Through Rate/Planned Balance

Class A-6                          Senior/Inverse Floating Pass-Through Rate/Planned Balance

Class A-7                       Senior/Floating Pass-Through Rate/Planned Balance/Super Senior

Class A-8                          Senior/Floating Pass-Through Rate/Planned Balance/Support

Class A-9                           Senior/Fixed Pass-Though Rate/Targeted Balance/Accrual

Class A-10                            Senior/Floating Pass-Through Rate/Targeted Balance

Class A-11                            Senior/Floating Pass-Through Rate/Targeted Balance

Class A-12                            Senior/Floating Pass-Through Rate/Targeted Balance

Class A-13                  Senior/Inverse Floating Pass-Through Rate/Notional Amount/Interest Only

Class A-14                  Senior/Inverse Floating Pass-Through Rate/Notional Amount/Interest Only

Class A-15                  Senior/Inverse Floating Pass-Through Rate/Notional Amount/Interest Only

Class A-16                                Senior/Fixed Pass-Through Rate/NAS/Support

Class X                       Senior/ Variable Pass-Through Rate/ Notional Amount/ Interest Only

Class PO                                            Senior/ Principal Only

Class A-R                                  Senior/ Fixed Pass-Through Rate/ Residual

Subordinated Certificates                    Subordinate/ Fixed Pass- Through Rate

     The Class B-3, Class B-4 and Class B-5 Certificates are not being offered by this free writing prospectus. Any information presented in this free writing prospectus with respect to the Class B-3, Class B-4 and Class B-5 Certificates is provided only to permit a better understanding of the offered certificates. The initial Class Certificate Balances and initial notional amounts are set forth in the "Summary--Description of the Certificates."

     The senior certificates will have an initial aggregate class certificate balance of approximately $1,005,373,715, and will evidence in the aggregate an initial beneficial ownership interest of approximately 95.75% in the issuing entity. The subordinated certificates will each evidence the initial beneficial ownership interest in the issuing entity set forth below:

                                     INITIAL BENEFICIAL
CLASS OF SUBORDINATED CERTIFICATES   OWNERSHIP INTEREST
----------------------------------   ------------------
Class M...........................          2.00%
Class B-1.........................          0.75%
Class B-2.........................          0.55%
Class B-3.........................          0.40%
Class B-4.........................          0.30%
Class B-5.........................          0.25%

CALCULATION OF CLASS CERTIFICATE BALANCE

     The "Class Certificate Balance" of any class of certificates (other than the notional amount certificates) as of any Distribution Date is the initial Class Certificate Balance of the class reduced by the sum of:

     - all amounts previously distributed to holders of certificates of the class as payments of principal,

     -    the amount of Realized Losses allocated to the class, and

     - in the case of any class of subordinated certificates, any amounts allocated to the class in reduction of its Class Certificate Balance in respect of payments of Class PO Deferred Amounts, as described under "-- Allocation of Losses," and in the case of the Class A-9 Certificates, increased by

     - all interest accrued and added to its Class Certificate Balance prior to that Distribution Date;

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased sequentially in the order of distribution priority (from highest to lowest) by the amount of Subsequent Recoveries distributed as principal to any class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of that class of certificates. See "The Agreements - Realization Upon Defaulted Mortgage Loans - Application of Liquidation Proceeds" in the prospectus.

     In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all classes of certificates, following all distributions and the allocation of all Realized Losses on any Distribution Date, exceeds the aggregate Stated Principal Balance of the mortgage loans as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period).

NOTIONAL AMOUNT CERTIFICATES

     The Class A-2, Class A-13, Class A-14, Class A-15 and Class X Certificates are notional amount certificates.

     The notional amount of the Class A-2 Certificates for any Distribution Date will be equal to the Class Certificate Balance of the Class A-1 Certificates immediately prior to such Distribution Date.

     The notional amount of the Class A-13 Certificates for any Distribution Date will be equal to the Class Certificate Balance of the Class A-11 Certificates immediately prior to such Distribution Date.

     The notional amount of the Class A-14 Certificates for any Distribution Date will be equal to the aggregate Class Certificate Balance of the Class A-10 and Class A-12 Certificates immediately prior to such Distribution Date.

     The notional amount of the Class A-15 Certificates for any Distribution Date will be equal to the Class Certificate Balance of the Class A-10 Certificates immediately prior to such Distribution Date.

     The notional amount of the Class X Certificates for any Distribution Date will be equal to the aggregate Stated Principal Balance of the Non-Discount mortgage loans as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date).

BOOK-ENTRY CERTIFICATES; DENOMINATIONS

     The offered certificates, other than the Class A-R Certificates, will be issued as book-entry certificates. The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Each class of book-entry certificates will be issued as one or more certificates which in the aggregate will equal the initial Class Certificate Balance of each class of certificates and which will be held by a depository, initially a nominee of The Depository Trust Company. Beneficial interests in the book entry certificates will be held indirectly by investors through the book-entry facilities of the depository, as described in this free writing prospectus. Investors may hold the beneficial interests in the book entry certificates in minimum denominations representing an original principal amount or notional amount of $25,000 and in integral multiples of $1.00 in excess thereof. The depositor has been informed by the depository that its nominee will be CEDE & Co. ("CEDE"). Accordingly, CEDE is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under "Description of the Securities -- Book-Entry Registration of Securities," no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

     Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the issuing entity provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

     For a description of the procedures generally applicable to the book-entry certificates, see "Description of the Securities -- Book-Entry Registration of Securities" in the prospectus.

     Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of The Depository Trust Company, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DETERMINATION OF LIBOR

     The LIBOR Certificates will bear interest during their initial interest accrual period at the applicable initial pass-through rates set forth in the table under "-- Interest" below, and during each interest accrual period thereafter at the applicable rate determined as described in the table under "-- Interest" below.

     LIBOR applicable to an interest accrual period for the LIBOR Certificates will be determined on the second business day prior to the commencement of that interest accrual period (a "LIBOR Determination Date"). On each LIBOR Determination Date, the trustee, as Calculation Agent, will establish LIBOR for the related interest accrual period on the basis of the rate for one-month deposits in U.S. dollars quoted on the Bloomberg Terminal for that LIBOR Determination Date.

     If on any LIBOR Determination Date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the method described in the prospectus under "Description of the Securities -- Indices Applicable to Floating Rate and Inverse Floating Rate Classes -- LIBOR."

     If on the initial LIBOR Determination Date, the calculation agent is required but unable to determine LIBOR in the manner provided in this free writing prospectus, LIBOR for the next interest accrual period will be 5.08%.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

     Certificate Account. On or before the closing date, the master servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will be established by the master servicer initially at Countrywide Bank, N.A., which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account, within two business days after receipt (or, on a daily basis, if the long term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement) the following payments and collections remitted by subservicers or received by it in respect of mortgage loans subsequent to the cut-off date (other than in respect of principal and interest due on the mortgage loans on or before the cut-off date) and the following amounts required to be deposited under the pooling and servicing agreement:

          - all payments on account of principal on the mortgage loans, including principal prepayments;

          - all payments on account of interest on the mortgage loans, net of the related master servicing fee (as adjusted by Compensating Interest payments) and any lender paid mortgage insurance premiums;

          - all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures;

          - any amount required to be deposited by the master servicer pursuant to the pooling and servicing agreement in connection with any losses on permitted investments for which it is responsible;

          - any amounts received by the master servicer with respect to primary mortgage insurance and in respect of net monthly rental income from REO Property;

          -    all substitution adjustment amounts; and

          -    all advances made by the master servicer.

     Prior to their deposit into the Certificate Account, payments and collections on the mortgage loans will be commingled with payments and collections on other mortgage loans and other funds of the master servicer. For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors -- Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities" in the prospectus.

     The master servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

          - to pay to the master servicer the master servicing fee and the additional servicing compensation (to the extent not previously retained by the master servicer) described above under "Servicing of Mortgage Loans--Servicing Compensation and Payment of Expenses";

          - to reimburse each of the master servicer and the trustee for unreimbursed advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the mortgage loan(s) in respect of which any such advance was made;

          - to reimburse each of the master servicer and the trustee for any nonrecoverable advance previously made by it (and prior to the reimbursement, the master servicer will deliver to the trustee an officer's certificate indicating the amount of the nonrecoverable advance and identifying the related mortgage loan(s), and their respective portions of the nonrecoverable advance);

          - to reimburse the master servicer for insured expenses from the related insurance proceeds;

          - to reimburse the master servicer for (a) any unreimbursed customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the master servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (collectively, "Servicing Advances"), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto);

          - to pay to the purchaser, with respect to each mortgage loan or property acquired in respect thereof that it has purchased as required under the pooling and servicing agreement, all amounts received on such mortgage loan after the date of such purchase;

          - to reimburse the sellers and the master servicer for expenses incurred by any of them and reimbursable pursuant to the pooling and servicing agreement;

          - to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

          - to withdraw an amount equal to the sum of (a) the Available Funds and (b) the trustee fee for such Distribution Date and remit such amount to the trustee for deposit in the Distribution Account; and

          - to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

     The master servicer is required to maintain separate accounting, on a mortgage loan by mortgage loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.

     Distribution Account. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds and the trustee fee and will deposit those amounts in an account established and maintained with the trustee on behalf of the certificateholders (the "Distribution Account"). The trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

          - the aggregate amount remitted by the master servicer to the trustee; and

          - any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the Distribution Account.

     The trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under "-- Priority of Distributions Among Certificates" and may from time to time make withdrawals from the Distribution Account:

          -    to pay the trustee fee to the trustee;

          - to pay to the master servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

          - to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the master servicer through delivery of a written notice to the trustee describing the amounts deposited in error); and

          - to clear and terminate the Distribution Account upon the termination of the pooling and servicing agreement.

     There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

     Prior to each Determination Date, the master servicer is required to provide the trustee a report containing the data and information concerning the mortgage loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. See " -- Reports to Certificateholders" in this free writing prospectus. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer in that report and will be permitted to conclusively rely on any information provided to it by the master servicer.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

     The Certificate Account and the Distribution Account. All funds in the Certificate Account and the Distribution Account will be invested in permitted investments at the direction, and for the benefit and risk, of the master servicer. All income and gain net of any losses realized from the investment will be for the benefit of the master servicer as additional servicing compensation and will be remitted to it monthly as described herein.

     The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the master servicer in the Certificate Account or paid to the trustee for deposit into the Distribution Account out of the master servicer's own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account or the Distribution Account and made in accordance with the pooling and servicing agreement.

     The Corridor Contract Reserve Fund. Funds in the Corridor Contract Reserve Fund in the supplemental interest trust will be invested in the Bank of New York cash reserves. Any net investment earnings will be retained in the Corridor Contract Reserve Fund until withdrawn upon the earlier of the reduction of the aggregate Class Certificate Balance of the Class A-1, Class A-10, Class A-11 and Class A-12 Certificates to zero and the termination of the pooling and servicing agreement. Any losses incurred in the Corridor Contract Reserve Fund in respect of the investment will be charged against amounts on deposit in the Corridor Contract Reserve Fund (or the investments) immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Corridor Contract Reserve Fund and made in accordance with the pooling and servicing agreement.

FEES AND EXPENSES

     The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

   TYPE / RECIPIENT (1)                     AMOUNT                   GENERAL PURPOSE             SOURCE (2)              FREQUENCY
   --------------------                     ------                   ---------------             ----------              ---------
FEES

Master Servicing Fee /      One-twelfth of the Stated Principal     Compensation      Amounts on deposit in the           Monthly
Master Servicer             Balance of each mortgage loan                             Certificate Account
                            multiplied by the master servicing fee                    representing payments of
                            rate (3)                                                  interest and application of
                                                                                      liquidation proceeds with
                                                                                      respect to that mortgage loan

                            -    All late payment fees, assumption  Compensation      Payments made by obligors with   Time to time
                                 fees and other similar charges                       respect to the mortgage loans
                                 including prepayment charges

                            -    All investment income earned on    Compensation      Investment income related to        Monthly
                                 amounts on deposit in the                            the Certificate Account and the
                                 Certificate Account and                              Distribution Account
                                 Distribution Account.

                            -    Excess Proceeds (4)                Compensation      Liquidation proceeds and         Time to time
                                                                                      Subsequent Recoveries

Trustee Fee (the "Trustee   One-twelfth of the Trustee Fee Rate     Compensation      Amounts on deposit in the           Monthly
Fee") / Trustee             multiplied by the aggregate Stated                        Certificate Account or the
                            Principal Balance of the outstanding                      Distribution Account
                            mortgage loans. (5)

EXPENSES

Insured expenses / Master   Expenses incurred by the master         Reimbursement of  To the extent the expenses are   Time to time
Servicer                    servicer                                Expenses          covered by an insurance policy
                                                                                      with respect to the mortgage
                                                                                      loan

Servicing Advances /        To the extent of funds available, the   Reimbursement of  With respect to each mortgage    Time to time
Master Servicer             amount of any Servicing Advances.       Expenses          loan, late recoveries of the
                                                                                      payments of the costs and
                                                                                      expenses, liquidation proceeds,
                                                                                      Subsequent Recoveries, purchase
                                                                                      proceeds or repurchase proceeds
                                                                                      for that mortgage loan (6)

Indemnification expenses    Amounts for which the sellers, the      Indemnification   Amounts on deposit on the           Monthly
/ the sellers, the master   master servicer and depositor are                         Certificate Account.
servicer and the depositor  entitled to indemnification (7)

----------
(1) If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this free writing prospectus. Any increase in the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement. See "The Agreements-- Amendment" in the prospectus.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to distributions on the certificates.

(3) The master servicing fee rate for each mortgage loan will equal 0.250% per annum. The amount of the monthly servicing fee is subject to adjustment with respect to mortgage loans that are prepaid in full, as described in this free writing prospectus under "Servicing of Mortgage Loans -- Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans."

(4) "Excess Proceeds" with respect to a liquidated mortgage loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the mortgage loan plus (ii) accrued interest on the mortgage loan at the mortgage rate during each Due Period as to which interest was not paid or advanced on the mortgage loan.

(5)  The "Trustee Fee Rate" is equal to 0.009% per annum.

(6) Reimbursement of Servicing Advances for a mortgage loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that mortgage loan.

(7) Each of the sellers, the master servicer, and the depositor are entitled to indemnification of certain expenses as described in this free writing prospectus under "-- Certain Matters Regarding the Master Servicer, the Depositor and the Sellers."

DISTRIBUTIONS

     Distributions on the certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in June 2006 (each, a "Distribution Date"), to the persons in whose names the certificates are registered at the close of business on the Record Date. The "Record Date" for any Distribution Date will be the last business day of the calendar month immediately prior to the month in which that Distribution Date occurs.

     Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who holds a notional amount certificate and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trustee.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

     As more fully described in this free writing prospectus, distributions will be made on each Distribution Date from Available Funds in the following order of priority:

     - to interest on each interest-bearing class of senior certificates, pro rata, based on their respective interest entitlements;

     - to principal of the classes of senior certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth under "Description of the Certificates -- Principal" in this free writing prospectus in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes on the Distribution Date;

     - to any Class PO Deferred Amounts with respect to the Class PO Certificates, but only from amounts that would otherwise be distributed on the Distribution Date as principal of the subordinated certificates;

     - to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, beginning with the Class M Certificates, in each case subject to the limitations set forth under "Description of the Certificates -- Interest" and "-- Principal" in this free writing prospectus; and

     -    from any remaining available amounts, to the Class A-R Certificates.

     "Available Funds" for any Distribution Date will be equal to the sum of:

     - all scheduled installments of interest (net of the related Expense Fees and premiums in respect of lender paid primary mortgage insurance on a mortgage loan) and principal due on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

     - all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted mortgage loans, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries;

     - all partial or full prepayments received during the related Prepayment Period, together with all interest paid in connection with those payments, other than certain excess amounts and Compensating Interest; and

     - amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted mortgage loan or a mortgage loan repurchased by the related seller or the master servicer as of the Distribution Date;

reduced by amounts in reimbursement for advances previously made and other amounts as to which the master servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

INTEREST

     Pass-Through Rates. The classes of offered certificates will have the respective pass-through rates set forth on the cover page hereof or as described below.

     LIBOR Certificates.

     Each class of LIBOR Certificates will bear interest during its initial interest accrual period at the Initial Pass-Through Rate set forth below, and will bear interest during each interest accrual period thereafter, subject to the applicable Maximum and Minimum Pass-Through Rates, at the per annum rate determined by reference to LIBOR as described below:

                       INITIAL         MAXIMUM/MINIMUM    FORMULA FOR CALCULATION OF CLASS
CLASS             PASS-THROUGH RATE   PASS-THROUGH RATE           PASS-THROUGH RATE
-----             -----------------   -----------------   --------------------------------
Class A-1......         5.55%             6.00%/0.47%               LIBOR + 0.47%
Class A-2......         0.45%             5.53%/0.00%               5.53% - LIBOR
Class A-3......         5.83%             7.00%/0.75%               LIBOR + 0.75%
Class A-4......         7.02%            37.50%/0.00%          37.50% - (6.00 x LIBOR)
Class A-5......         5.43%             7.50%/0.35%               LIBOR + 0.35%
Class A-6......         8.28%            28.60%/0.00%          28.60% - (4.00 x LIBOR)
Class A-7......         5.43%             7.50%/0.35%               LIBOR + 0.35%
Class A-8......         5.43%             7.50%/0.35%               LIBOR + 0.35%
Class A-10.....         5.48%             6.00%/0.40%               LIBOR + 0.40%
Class A-11.....         5.58%             6.00%/0.50%               LIBOR + 0.50%
Class A-12.....         5.68%             6.00%/0.60%               LIBOR + 0.60%
Class A-13.....         0.42%             5.50%/0.00%               5.50% - LIBOR
Class A-14.....         0.32%             5.40%/0.00%               5.40% - LIBOR
Class A-15.....         0.20%             0.20%/0.00%               5.60% - LIBOR

     Class X Certificates

     The pass-through rate of the Class X Certificates for the Interest Accrual Period for any Distribution Date will be equal to the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 6.00%. The pass-through rate for the Class X Certificates for the Interest Accrual Period for the first Distribution Date is expected to be approximately 0.39715% per annum.

     Interest Entitlement. With respect to each Distribution Date for all of the interest- bearing certificates (other than the LIBOR Certificates), the interest accrual period will be the calendar month preceding the month of the Distribution Date. The interest accrual period for the LIBOR Certificates will be the one-month period commencing on the 25th day of the month before the month in which that Distribution Date occurs and ending on the 24th day of the month in which the Distribution Date occurs. Each interest accrual period will be deemed to consist of 30 days. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

     On each Distribution Date, to the extent of funds available therefor, each interest-bearing class of certificates will be entitled to receive or accrete an amount allocable to interest for the related interest accrual period. This "interest entitlement" for any interest-bearing class will be equal to the sum of:

          - interest at the applicable pass-through rate on the related Class Certificate Balance or notional amount, as the case may be, immediately prior to that Distribution Date; and

          - the sum of the amounts, if any, by which the amount described in the immediately preceding bullet point on each prior Distribution Date exceeded the amount actually distributed or accreted as interest on the prior Distribution Dates and not subsequently distributed or accreted (which are called unpaid interest amounts).

The Class A-9 Certificates are accrual certificates. Interest will accrue on the Class A-9 Certificates during each interest accrual period at a per annum rate of 6.00%. However, this accrued amount will not be distributed as interest to the Class A-9 Certificates until the Accrual Termination Date, which is the earlier of:

          - the date on which the Class Certificate Balance of each class of subordinated certificates is reduced to zero; and

          - the Distribution Date on which the Class Certificate Balance of the Class A-1 Certificates is reduced to zero.

This accrued and unpaid interest will be added to the Class Certificate Balance of the Class A-9 Certificates on the related Distribution Date.

     For each Distribution Date, on or prior to the applicable Corridor Contract Termination Date, on which LIBOR exceeds 5.53%, in addition to the interest distribution amount described above, the Class A-1 Certificates will be entitled to receive the related yield supplement amount from payments distributed to the trustee with respect to the Class A-1 Corridor Contract. See "--The Corridor Contracts" in this free writing prospectus.

     For each Distribution Date, on or prior to the applicable Corridor Contract Termination Date, on which LIBOR exceeds 5.60%, in addition to the interest distribution amount described above, the Class A-10 Certificates will be entitled to receive the related yield supplement amount from payments distributed to the trustee with respect to the Class A-10 Corridor Contract. See "--The Corridor Contracts" in this free writing prospectus.

     For each Distribution Date, on or prior to the applicable Corridor Contract Termination Date, on which LIBOR exceeds 5.50%, in addition to the interest distribution amount described above, the Class A-11 Certificates will be entitled to receive the related yield supplement amount from payments distributed to the trustee with respect to the Class A-11 Corridor Contract. See "--The Corridor Contracts" in this free writing prospectus.

     For each Distribution Date, on or prior to the applicable Corridor Contract Termination Date, on which LIBOR exceeds 5.40%, in addition to the interest distribution amount described above, the Class A-12 Certificates will be entitled to receive the related yield supplement amount from payments distributed to the trustee with respect to the Class A-12 Corridor Contract. See "--The Corridor Contracts" in this free writing prospectus.

     The Class PO Certificates are principal only certificates and will not bear interest.

ALLOCATION OF NET INTEREST SHORTFALLS

     The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of "Net Interest Shortfalls" for the Distribution Date. With respect to any Distribution Date, the "Net Interest Shortfall" is equal to the sum of:

     -    any net prepayment interest shortfalls for the Distribution Date, and

     - the amount of interest that would otherwise have been received with respect to any mortgage loan that was the subject of a Relief Act Reduction or a Debt Service Reduction.

     With respect to any Distribution Date, a "net prepayment interest shortfall" is the amount by which the aggregate of prepayment interest shortfalls experienced by the mortgage loans exceeds the Compensating Interest for that Distribution Date.

     A "prepayment interest shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a mortgage loan during the portion of the related Prepayment Period occurring in the calendar month preceding the month of the Distribution Date is less than one month's interest at the related mortgage rate less the master servicing fee rate on the Stated Principal Balance of the Mortgage Loan.

     A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a mortgage loan pursuant to the Servicemembers Civil Relief Act or similar state laws. See "The Agreements -- Certain Legal Aspects of the Mortgage Loans -- Servicemembers Civil Relief Act" in the prospectus.

     A "Debt Service Reduction" is the modification of the terms of a mortgage loan in the course of a borrower's bankruptcy proceeding, allowing for the reduction of the amount of the monthly payment on the related mortgage loan.

     Net Interest Shortfalls on any Distribution Date will be allocated pro rata among all classes of senior and subordinated certificates entitled to receive distributions of interest on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive or accrete on such Distribution Date, in each case before taking into account any reduction in such amounts from Net Interest Shortfalls.

     If on a particular Distribution Date, Available Funds in the Certificate Account applied in the order described above under "-- Priority of Distributions Among Certificates" are not sufficient to make a full distribution or accretion of the interest entitlement on the certificates, interest will be distributed or accreted on each class of certificates of equal priority based on the amount of interest it would otherwise have been entitled to receive or accrete in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates will be entitled to receive or accrete on the next Distribution Date. A shortfall could occur, for example, if losses realized on the mortgage loans were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

THE CORRIDOR CONTRACTS

     Each of the Class A-1, Class A-10, Class A-11 and Class A-12 Certificates will have the benefit of a separate interest rate corridor contract (respectively, the "Class A-1 Corridor Contract", the "Class A-10 Corridor Contract", the "Class A-11 Corridor Contract", and the "Class A-12 Corridor Contract" and, together, the "Corridor Contracts") Each Corridor Contract will be evidenced by a confirmation between Bear Stearns Financial Products Inc. ("Bear Stearns" or the "Corridor Contract Counterparty") and The Bank of New York, as supplemental interest trustee (in such capacity, the "supplemental interest trustee").

     Each Corridor Contract will be an asset of a separate trust (the "supplemental interest trust") created under the pooling and servicing agreement for the benefit of the Class A-1, Class A-10, Class A-11 and Class A-12 Certificates.

     Pursuant to each Corridor Contract, the terms of an ISDA Master Agreement were incorporated into the confirmation of the Corridor Contract, as if such an ISDA Master Agreement had been executed by the supplemental interest trustee and the Corridor Contract Counterparty on the date that the related Corridor Contract was executed. Each Corridor Contract is also subject to certain ISDA definitions, as published by the International Swaps and Derivatives Association, Inc.

     With respect to a Corridor Contract and any Distribution Date beginning with the Distribution Date in July 2006 to and including the Distribution Date on which the related Corridor Contract terminates (each, a "Corridor Contract Termination Date"), the amount payable by the Corridor Contract Counterparty under a Corridor Contract will equal the product of (i) the excess, if any, of
(x) the lesser of (A) One-Month LIBOR (as determined by the Corridor Contract Counterparty) and (B) the related Maximum Rate over (y) the related LIBOR Strike Rate, (ii) the related Corridor Contract Notional Balance for such Distribution Date and (iii) (x) the number of days in the related interest accrual period (calculated on the basis of a 360-day year consisting of twelve 30-day months divided by (y) 360.

     The Corridor Contract Termination Date, Maximum Rate and LIBOR Strike Rate for each Corridor Contract are as follows:

                        CORRIDOR CONTRACT
CLASS OF CERTIFICATES    TERMINATION DATE   LIBOR STRIKE RATE   MAXIMUM RATE
---------------------   -----------------   -----------------   ------------
Class A-1............     September 2011          5.53%             9.03%
Class A-10...........       June 2009             5.60%             9.10%
Class A-11...........       June 2009             5.50%             9.00%
Class A-12...........       June 2009             5.40%             8.90%

     On or prior to the related Corridor Contract Termination Date, amounts (if any) received under a Corridor Contract by the supplemental interest trustee for the benefit of the supplemental interest trust will be used to pay the related Yield Supplement Amount, as described below under "-- The Corridor Contract Reserve Fund." Amounts received on a Corridor Contract will not be available to make interest distributions on any class of certificates other than the related class of certificates.

     The Class A-1 Corridor Contract Notional Balance is based on the mortgage loans having a constant prepayment rate equal to 60% of the Prepayment Assumption. The Class A-10 Corridor Contract Notional Balance, the Class A-11 Corridor Contract Notional Balance and the Class A-12 Corridor Contract Notional Balance are based on the mortgage loans having a constant prepayment rate equal to 75% of the Prepayment Assumption.

     The "Class A-1 Corridor Contract Notional Balance," the "Class A-10 Corridor Contract Notional Balance," the "Class A-11 Corridor Contract Notional Balance" and the "Class A-12 Corridor Contract Notional Balance," are as described in the following table:

                                 CLASS A-1 CORRIDOR   CLASS A-10 CORRIDOR   CLASS A-11 CORRIDOR   CLASS A-12 CORRIDOR
                                  CONTRACT NOTIONAL    CONTRACT NOTIONAL     CONTRACT NOTIONAL     CONTRACT NOTIONAL
MONTH OF DISTRIBUTION DATE           BALANCE ($)          BALANCE ($)           BALANCE ($)           BALANCE ($)
--------------------------       ------------------   -------------------   -------------------   -------------------
July 2006 ....................     148,423,174.20         9,879,987.42         101,908,809.86        11,855,984.91
August 2006 ..................     146,655,767.29         9,743,610.88         100,502,130.88        11,692,333.06
September 2006 ...............     144,699,287.76         9,591,009.79          98,928,100.92        11,509,211.74
October 2006 .................     142,555,627.22         9,422,362.70          97,188,561.92        11,306,835.25
November 2006 ................     140,227,059.62         9,237,887.33          95,285,759.34        11,085,464.80
December 2006 ................     137,716,239.62         9,037,840.32          93,222,340.44        10,845,408.39
January 2007 .................     135,026,199.80         8,822,516.97          91,001,351.09        10,587,020.36
February 2007 ................     132,160,346.86         8,592,250.78          88,626,231.35        10,310,700.94
March 2007 ...................     129,122,456.83         8,347,412.92          86,100,809.66        10,016,895.51
April 2007 ...................     125,916,669.19         7,992,186.62          82,436,767.60         9,590,623.95
May 2007 .....................     122,547,479.99         7,551,811.43          77,894,442.82         9,062,173.72
June 2007 ....................     119,049,446.31         7,094,113.94          73,173,444.23         8,512,936.73
July 2007 ....................     115,690,399.00         6,651,674.79          68,609,830.43         7,982,009.75
August 2007 ..................     112,469,361.56         6,224,301.75          64,201,618.51         7,469,162.10
September 2007 ...............     108,725,696.62         5,811,802.04          59,946,820.18         6,974,162.45
October 2007 .................     104,795,126.57         5,413,982.38          55,843,441.59         6,496,778.85
November 2007 ................     101,022,010.14         5,030,648.89          51,889,483.15         6,036,778.66
December 2007 ................      97,404,855.16         4,661,607.15          48,082,939.41         5,593,928.58
January 2008 .................      93,942,129.02         4,306,662.17          44,421,799.04         5,167,994.60
February 2008 ................      89,932,266.87         3,965,618.36          40,904,044.71         4,758,742.03
March 2008 ...................      85,888,276.41         3,638,279.57          37,527,653.13         4,365,935.48
April 2008 ...................      82,018,448.08         3,324,449.06          34,290,595.01         3,989,338.87
May 2008 .....................      78,320,631.58         3,023,929.53          31,190,835.17         3,628,715.43
June 2008 ....................      74,792,646.41         2,736,523.09          28,226,332.61         3,283,827.71
July 2008 ....................      71,432,282.48         2,462,031.32          25,395,040.56         2,954,437.58
August 2008 ..................      68,237,300.69         2,200,255.24          22,694,906.73         2,640,306.29
September 2008 ...............      65,205,433.61         1,950,995.37          20,123,873.39         2,341,194.44
October 2008 .................      62,334,386.19         1,714,051.70          17,679,877.62         2,056,862.04
November 2008 ................      59,621,836.44         1,489,223.75          15,360,851.53         1,787,068.50
December 2008 ................      57,055,882.54         1,275,718.22          13,158,612.41         1,530,861.86
January 2009 .................      54,549,172.31         1,068,064.69          11,016,734.81         1,281,677.63
February 2009 ................      52,100,805.26           866,154.25           8,934,095.30         1,039,385.11
March 2009 ...................      49,709,893.25           669,879.86           6,909,589.67           803,855.83
April 2009 ...................      47,375,560.29           479,136.28           4,942,132.60           574,963.53
May 2009 .....................      45,096,942.42           293,820.10           3,030,657.38           352,584.12
June 2009 ....................      42,873,187.53           113,829.68           1,174,115.55           136,595.61
July 2009 ....................      40,703,455.20                 0.00                   0.00                 0.00
August 2009 ..................      38,586,916.55                 0.00                   0.00                 0.00
September 2009 ...............      36,522,754.12                 0.00                   0.00                 0.00
October 2009 .................      34,510,161.64                 0.00                   0.00                 0.00
November 2009 ................      32,548,343.97                 0.00                   0.00                 0.00
December 2009 ................      30,636,516.90                 0.00                   0.00                 0.00
January 2010 .................      28,773,907.01                 0.00                   0.00                 0.00
February 2010 ................      26,959,751.56                 0.00                   0.00                 0.00
March 2010 ...................      25,193,298.29                 0.00                   0.00                 0.00
April 2010 ...................      23,473,805.35                 0.00                   0.00                 0.00
May 2010 .....................      21,800,541.11                 0.00                   0.00                 0.00
June 2010 ....................      20,172,784.04                 0.00                   0.00                 0.00
July 2010 ....................      18,589,822.61                 0.00                   0.00                 0.00
August 2010 ..................      17,050,955.08                 0.00                   0.00                 0.00
September 2010 ...............      15,555,489.45                 0.00                   0.00                 0.00
October 2010 .................      14,102,743.29                 0.00                   0.00                 0.00
November 2010 ................      12,692,043.62                 0.00                   0.00                 0.00
December 2010 ................      11,322,726.79                 0.00                   0.00                 0.00

                                 CLASS A-1 CORRIDOR   CLASS A-10 CORRIDOR   CLASS A-11 CORRIDOR   CLASS A-12 CORRIDOR
                                  CONTRACT NOTIONAL    CONTRACT NOTIONAL     CONTRACT NOTIONAL     CONTRACT NOTIONAL
MONTH OF DISTRIBUTION DATE           BALANCE ($)          BALANCE ($)           BALANCE ($)           BALANCE ($)
--------------------------       ------------------   -------------------   -------------------   -------------------
January 2011 .................       9,994,138.33                 0.00                   0.00                 0.00
February 2011 ................       8,705,632.90                 0.00                   0.00                 0.00
March 2011 ...................       7,456,574.05                 0.00                   0.00                 0.00
April 2011 ...................       6,246,334.24                 0.00                   0.00                 0.00
May 2011 .....................       5,074,294.61                 0.00                   0.00                 0.00
June 2011 ....................       3,939,844.92                 0.00                   0.00                 0.00
July 2011 ....................       2,900,445.62                 0.00                   0.00                 0.00
August 2011 ..................       1,897,038.89                 0.00                   0.00                 0.00
September 2011 ...............         929,040.94                 0.00                   0.00                 0.00
October 2011 and thereafter ..               0.00                 0.00                   0.00                 0.00

     Each Corridor Contract is scheduled to remain in effect up to the related Corridor Contract Termination Date. Each Corridor Contract will be subject to early termination only in limited circumstances. These circumstances generally include certain insolvency or bankruptcy events in relation to the Corridor Contract Counterparty, the failure by the Corridor Contract Counterparty (within three business days after notice of the failure is received by the Corridor Contract Counterparty) to make a payment due under the related Corridor Contract, the related Corridor Contract becoming illegal or subject to certain kinds of taxation.

     It will be an additional termination event under each Corridor Contract if the Corridor Contract Counterparty has failed to deliver any information, report, certification or accountants' consent when and as required under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1115(b)(1) or (b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. Sections 229.1100-229.1123 ("Regulation AB") with respect to certain reporting obligations of the depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Corridor Contract, and the Corridor Contract Counterparty fails to transfer the Corridor Contract, at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the Corridor Contract, and (iii) is approved by the depositor (which approval shall not be unreasonably withheld and which approval is not needed if such assignment is to a subsidiary of The Bear Stearns Companies, Inc., provided the depositor is given notice) and any rating agency, if applicable.

     If a Corridor Contract is terminated early, the Corridor Contract Counterparty may owe a termination payment, payable in a lump sum. Any termination payment received from the Corridor Contract Counterparty will be paid to the trustee on behalf of the supplemental interest trust and will be deposited into the Corridor Contract Reserve Fund and applied on future Distribution Dates to pay any Yield Supplement Amount on the related class of certificates, until the related Corridor Contract Termination Date. However, if a termination occurs, there can be no assurance that a termination payment will be paid to the trustee.

     The pooling and servicing agreement does not provide for the substitution of a replacement Corridor Contract in the event of a termination of the Corridor Contract or in any other circumstance.

     The significance percentage for each Corridor Contract, and all of the Corridor Contracts in the aggregate, is less than 10%. The "significance percentage" for a Corridor Contract is the percentage that the significance estimate of the Corridor Contract represents of the Class Certificate Balance of the related class of certificates. The "significance estimate" of a Corridor Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Corridor Contract, made in substantially the same manner as that used in Countrywide Home Loans' internal risk management process in respect of similar instruments.

     The Corridor Contract Counterparty is a Delaware corporation and is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of The Bear Stearns Companies, Inc. The Corridor Contract Counterparty engages in a wide array of over-the-counter interest rate, currency, and equity derivatives, typically with counterparties who require a highly rated derivative provider. The Corridor Contract Counterparty has a ratings classification of "AAA" from Standard & Poor's and "Aaa" from Moody's Investors Service.

     The offered certificates do not represent an obligation of the Corridor Contract Counterparty. The holders of the offered certificates are not parties to or beneficiaries under the Corridor Contracts and will not have any right to proceed directly against the Corridor Contract Counterparty in respect of its obligations under the Corridor Contracts.

     Each Corridor Contract will be filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K after the closing date.

THE CORRIDOR CONTRACT RESERVE FUND

     The pooling and servicing agreement will require the trustee to establish an account (the "Corridor Contract Reserve Fund"), which will be held in trust by the supplemental interest trustee in the supplemental interest trust, on behalf of the holders of the Class A-1, Class A-10, Class A-11 and Class A-12 Certificates. On the closing date, the depositor will cause $1,000 to be deposited in the Corridor Contract Reserve Fund. The Corridor Contract Reserve Fund will not be an asset of any REMIC or the issuing entity.

     On each Distribution Date, the supplemental interest trustee, will deposit into the Corridor Contract Reserve Fund any amounts received in respect of each Corridor Contract for the related interest accrual period. On each Distribution Date, such amounts received in respect of each Corridor Contract will be distributed to the related class of certificates to the extent necessary to pay the current Yield Supplement Amount and any Yield Supplement Amount remaining unpaid from prior Distribution Dates. Any remaining amounts will remain in the Corridor Contract Reserve Fund. On the Distribution Date immediately following the earlier of (i) the latest Corridor Contract Termination Date and (ii) the date on which the aggregate Class Certificate Balance of the Class A-1, Class A-10, Class A-11 and Class A-12 Certificates has been reduced to zero, all amounts remaining in the Corridor Contract Reserve Fund will be distributed to Deutsche Bank Securities Inc.

     For any Distribution Date, on or prior to the related Corridor Contract Termination Date, on which LIBOR exceeds the applicable LIBOR Strike Rate, the "Yield Supplement Amount" will be an amount equal to interest for the related interest accrual period on the Class Certificate Balance of the applicable Class of Certificates immediately prior to such Distribution Date at a rate equal to the excess of (i) the lesser of LIBOR and the applicable Maximum Rate over (ii) the applicable LIBOR Strike Rate.

PRINCIPAL

     General. All payments and other amounts received in respect of principal of the mortgage loans will be allocated as described under "-- Priority of Distributions Among the Certificates" between the Class PO Certificates, on the one hand, and the senior certificates (other than the notional amount certificates and the Class PO Certificates) and the subordinated certificates, on the other hand, in each case based on the applicable PO Percentage and the applicable Non-PO Percentage, respectively, of those amounts.

     The Non-PO Percentage with respect to any mortgage loan with a net mortgage rate less than 6.00% (each a "Discount mortgage loan") will be equal to the net mortgage rate divided by 6.00%. The Non-PO Percentage with respect to any mortgage loan with a net mortgage rate equal to or greater than 6.00% (each a "Non-Discount mortgage loan") will be 100%. The PO Percentage with respect to any Discount mortgage loan will be equal to (6.00% minus the net mortgage rate) divided by 6.00%. The PO Percentage with respect to any Non-Discount mortgage loan will be 0%.

     Non-PO Formula Principal Amount. On each Distribution Date, the Non-PO Formula Principal Amount will be distributed as principal of the senior certificates (other than the notional amount certificates and the Class PO Certificates) in an amount up to the Senior Principal Distribution Amount and as principal of the subordinated certificates, in an amount up to the Subordinated Principal Distribution Amount.

     The "Non-PO Formula Principal Amount" for any Distribution Date will equal the sum of:

     (i)  the sum of the applicable Non-PO Percentage of,

          (a) all monthly payments of principal due on each mortgage loan on the related Due Date,

          (b) the principal portion of the purchase price of each mortgage loan that was repurchased by the related seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

          (c) the Substitution Adjustment Amount in connection with any deleted mortgage loan received with respect to the Distribution Date,

          (d) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

          (e) with respect to each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to the mortgage loan, and

          (f) all partial and full principal prepayments by borrowers received during the related Prepayment Period, and

     (ii) (A) any Subsequent Recoveries received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries attributable to a Discount mortgage loan which incurred a Realized Loss after the Senior Credit Support Depletion Date, the Non-PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

     Class A-9 Accrual Amount. On each Distribution Date up to and including the Accrual Termination Date, the amount of accrued interest on the Class A-9 Certificates added to its Class Certificate Balance (this is sometimes referred to as the "Class A-9 Accrual Amount") will be distributed as principal in the following order of priority:

     (1) to the Class A-1 Certificates, in an amount up to the amount necessary to reduce its Class Certificate Balance to its Targeted Balance for that Distribution Date; and

     (2) to the Class A-9 Certificates, until its Class Certificate Balance is reduced to zero.

     Senior Principal Distribution Amount. On each Distribution Date, the Non-PO Formula Principal Amount, up to the amount of the Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal of the following classes of senior certificates in the following order of priority:

     (1) to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero;

     (2) to the Class A-16 Certificates, the Priority Amount, until its Class Certificate Balance is reduced to zero;

     (3) concurrently, to the Class A-5, Class A-6, Class A-7 and Class A-8 Certificates, pro rata, in an amount up to the amount necessary to reduce their aggregate Class Certificate Balance to their Aggregate Planned Balance for that Distribution Date;

     (4) to the Class A-1, Class A-9, Class A-10, Class A-11 and Class A-12 Certificates, in an amount up to the amount necessary to reduce their aggregate Class Certificate Balance to their Aggregate Targeted Balance for that Distribution Date, concurrently, as follows:

          (i) 56.3074930349%, in the following order of priority:

               a. to the Class A-1 Certificates, in an amount up to the amount necessary to reduce its Class Certificate Balance to its Targeted Balance for that Distribution Date;

               b. to the Class A-9 Certificates, until its Class Certificate Balance is reduced to zero; and

               c. to the Class A-1 Certificates, without regard to its Targeted Balance for that Distribution Date, until its Class Certificate Balance is reduced to zero; and

          (ii) 36.0116400047% to the Class A-11 Certificates, until its Class Certificate Balance is reduced to zero;

          (iii) 3.4913031638% to the Class A-10 Certificates, until its Class Certificate Balance is reduced to zero; and

          (iv) 4.1895637966% to the Class A-12 Certificates, until its Class Certificate Balance is reduced to zero;

     (5) concurrently, to the Class A-3 and Class A-4 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

     (6) to the Class A-1, Class A-9, Class A-10, Class A-11 and Class A-12 Certificates, without regard to their Aggregate Targeted Balance for that Distribution Date, in the order and priority described in (4) above, until their respective Class Certificate Balances are reduced to zero;

     (7) to the Class A-5, Class A-6, Class A-7 and Class A-8 Certificates, pro rata, without regard to their Aggregate Planned Balance for that Distribution Date, until their respective Class Certificate Balances are reduced to zero; and

     (8) to the Class A-16 Certificates, without regard to the Priority Amount, until its Class Certificate Balance is reduced to zero.

     Notwithstanding the foregoing, on each Distribution Date on and after the Senior Credit Support Depletion Date, the Non-PO Formula Principal Amount will be distributed, concurrently, as principal of the classes of senior certificates (other than the notional amount certificates and the Class PO Certificates), pro rata, in accordance with their respective Class Certificate Balances immediately before that Distribution Date.

     The capitalized terms used herein shall have the following meanings:

     "Priority Amount" for any Distribution Date will equal the sum of (i) the product of (A) the Scheduled Principal Distribution Amount, (B) the Shift Percentage and (C) the Priority Percentage and (ii) the product of (A) the Unscheduled Principal Distribution Amount, (B) the Shift Percentage and (C) the Priority Percentage.

     "Priority Percentage" for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Class A-16 Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates (other than the Class PO Certificates) immediately prior to such Distribution Date.

     "Scheduled Principal Distribution Amount" for any Distribution Date will equal the Non-PO Percentage of all amounts described in subclauses (a) through
(d) of clause (i) of the definition of Non-PO Formula Principal Amount for such Distribution Date.

     "Unscheduled Principal Distribution Amount" for any Distribution Date will equal the sum of (i) with respect to each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the applicable Non-PO Percentage of the Liquidation Proceeds allocable to principal received with respect to such mortgage loan, (ii) the applicable Non-PO Percentage of the amount described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for such Distribution Date and (iii) any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for such Distribution Date.

     "Shift Percentage" for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 0%. Thereafter, the Shift Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any Distribution Date thereafter, 100%.

     "Due Date" means, with respect to a mortgage loan, the day of the calendar month on which scheduled payments are due on that mortgage loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs.

     "Prepayment Period" means, with respect to any Distribution Date and related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from May 1, 2006) through the fifteenth day of the calendar month in which the Distribution Date occurs.

     The "Senior Principal Distribution Amount" for any Distribution Date will equal the sum of

     - the Senior Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date,

     - for each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

          - the Senior Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan, and

          - the Senior Prepayment Percentage of the applicable Non-PO Percentage of the amount of the liquidation proceeds allocable to principal received on the mortgage loan, and

     -    the sum of

          - the Senior Prepayment Percentage of the applicable Non-PO Percentage of amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date, and

          - the Senior Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for the Distribution Date.

     If on any Distribution Date the allocation to the classes of senior certificates (other than the notional amount certificates and the Class PO Certificates) then entitled to distributions of principal would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the classes of certificates of the Senior Percentage and Senior Prepayment Percentage of the related principal amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balances to zero.

     "Stated Principal Balance" means for any mortgage loan and Due Date, the unpaid principal balance of the mortgage loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), as reduced by:

     - any previous partial prepayments of principal and the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor; and

     - liquidation proceeds allocable to principal received in the prior calendar month and prepayments of principal received through the last day of the related Prepayment Period.

     The "pool principal balance" equals the aggregate of the Stated Principal Balances of the mortgage loans.

     The "Senior Percentage" for any Distribution Date is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates (other than the notional amount certificates and the Class PO Certificates) immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates (other than the notional amount certificates and the Class PO Certificates) immediately before the Distribution Date.

     The "Subordinated Percentage" for any Distribution Date will be calculated as the difference between 100% and the Senior Percentage for the Distribution Date.

     The "Senior Prepayment Percentage" for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%. Thereafter, the Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraphs. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates (other than the notional amount certificates and the Class PO Certificates) which receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the pool principal balance evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

     The "Subordinated Prepayment Percentage" as of any Distribution Date will be calculated as the difference between 100% and the Senior Prepayment Percentage.

     The Senior Prepayment Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows:

     - for any Distribution Date in the first year thereafter, the Senior Percentage plus 70% of the Subordinated Percentage for the Distribution Date;

     - for any Distribution Date in the second year thereafter, the Senior Percentage plus 60% of the Subordinated Percentage for the Distribution Date;

     - for any Distribution Date in the third year thereafter, the Senior Percentage plus 40% of the Subordinated Percentage for the Distribution Date;

     - for any Distribution Date in the fourth year thereafter, the Senior Percentage plus 20% of the Subordinated Percentage for the Distribution Date; and

     - for any Distribution Date thereafter, the Senior Percentage for the Distribution Date (unless on any Distribution Date the Senior Percentage exceeds the initial Senior Percentage, in which case the Senior Prepayment Percentage for the Distribution Date will once again equal 100%).

     Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage will occur unless both of the step down conditions listed below are satisfied:

     - the outstanding principal balance of all mortgage loans delinquent 60 days or more (including mortgage loans in foreclosure, real estate owned by the issuing entity and mortgage loans the mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of the aggregate

          Class Certificate Balance of the subordinated certificates immediately prior to the Distribution Date, does not equal or exceed 50%, and

     -    cumulative Realized Losses on the mortgage loans do not exceed:

          - commencing with the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date,

          - commencing with the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date,

          - commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date,

          - commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date, and

          - commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date.

     Subordinated Principal Distribution Amount. On each Distribution Date, to the extent of Available Funds therefor, the Non-PO Formula Principal Amount, up to the amount of the Subordinated Principal Distribution Amount for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their distribution priorities, beginning with the Class M Certificates, until their respective Class Certificate Balances are reduced to zero.

     With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the Applicable Credit Support Percentage is less than the Original Applicable Credit Support Percentage, no distribution of partial principal prepayments and principal prepayments in full will be made to any of those classes (the "Restricted Classes"). The amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

     For any Distribution Date and any class of subordinated certificates, the "Applicable Credit Support Percentage" is equal to the sum of the related Class Subordination Percentages of the subject class and all classes of subordinated certificates which have lower distribution priorities than such class.

     For any Distribution Date and any class of subordinated certificates, the "Original Applicable Credit Support Percentage" is equal to the Applicable Credit Support Percentage for such class on the date of issuance of the certificates.

     The "Class Subordination Percentage" with respect to any Distribution Date and each class of subordinated certificates will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of the class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates immediately before the Distribution Date.

     On the date of issuance of the certificates, the characteristics listed below are expected to be as follows:

                                                                   Original Applicable
                         Beneficial Interest     Initial Credit       Credit Support
                          in Issuing Entity    Enhancement Level        Percentage
                         -------------------   -----------------   -------------------
Senior Certificates ..          95.75%               4.25%                 N/A
Class M ..............           2.00%               2.25%                4.25%
Class B-1 ............           0.75%               1.50%                2.25%
Class B-2 ............           0.55%               0.95%                1.50%
Class B-3 ............           0.40%               0.55%                0.95%
Class B-4 ............           0.30%               0.25%                0.55%
Class B-5 ............           0.25%               0.00%                0.25%

     For purposes of calculating the Applicable Credit Support Percentages of the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each class of Class B Certificates. Within the Class B Certificates, the distribution priorities are in numerical order.

     The "Subordinated Principal Distribution Amount" for any Distribution Date will equal:

     -    the sum of

          - the Subordinated Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause
               (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date,

          - for each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the applicable Non-PO Percentage of the remaining liquidation proceeds allocable to principal received on the mortgage loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount up to the Subordinated Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan,

          - the Subordinated Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in subclause (f) of clause
               (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date, and

          - the Subordinated Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that Distribution Date,

     - reduced by the amount of any payments in respect of Class PO Deferred Amounts on the related Distribution Date.

     Class PO Principal Distribution Amount. On each Distribution Date, distributions of principal of the Class PO Certificates will be made in an amount equal to the lesser of (x) the PO Formula Principal Amount for that Distribution Date and (y) the product of:

     - Available Funds remaining after distribution and accretion of interest on the senior certificates, and

     - a fraction, the numerator of which is the PO Formula Principal Amount and the denominator of which is the sum of the PO Formula Principal Amount and the Senior Principal Distribution Amount.

     If the Class PO Principal Distribution Amount on a Distribution Date is calculated as provided in clause (y) above, principal distributions to holders of the senior certificates (other than the notional amount certificates and the

Class PO Certificates) will be in an amount equal to the product of Available Funds remaining after distribution and accretion of interest on the senior certificates and a fraction, the numerator of which is the Senior Principal Distribution Amount and the denominator of which is the sum of the Senior Principal Distribution Amount and the PO Formula Principal Amount.

     The "PO Formula Principal Amount" for any Distribution Date will equal the sum of:

     -    the sum of the applicable PO Percentage of

          - all monthly payments of principal due on each mortgage loan on the related Due Date,

          - the principal portion of the purchase price of each mortgage loan that was repurchased by the related seller or another person pursuant to the pooling and servicing agreement as of that Distribution Date,

          - the substitution adjustment amount in connection with any deleted mortgage loan received for that Distribution Date,

          - any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of that Distribution Date,

          - for each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the amount of liquidation proceeds allocable to principal received on the mortgage loan, and

          - all partial and full principal prepayments by borrowers received during the related prepayment period, and

     - with respect to Subsequent Recoveries attributable to a Discount mortgage loan which incurred a Realized Loss after the Senior Credit Support Depletion Date, the PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of that Distribution Date.

     Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, whether or not the Class A-R Certificates are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the pooling and servicing agreement. It is not anticipated that there will be any significant amounts remaining for that distribution.

ALLOCATION OF LOSSES

     On each Distribution Date, the applicable PO Percentage of any Realized Loss on a Discount mortgage loan will be allocated to the Class PO Certificates until its Class Certificate Balance is reduced to zero. The amount of any Realized Loss allocated to the Class PO Certificates on or before the Senior Credit Support Depletion Date will be treated as a Class PO Deferred Amount. To the extent funds are available on the Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable to the Subordinated Principal Distribution Amount, Class PO Deferred Amounts will be paid on the Class PO Certificates before distributions of principal on the subordinated certificates. Any distribution of Available Funds in respect of unpaid Class PO Deferred Amounts will not further reduce the Class Certificate Balance of the Class PO Certificates. The Class PO Deferred Amounts will not bear interest. The Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments in respect of Class PO Deferred Amounts. After the Senior Credit Support Depletion Date, no new Class PO Deferred Amounts will be created.

     On each Distribution Date, the applicable Non-PO Percentage of any Realized Loss will be allocated:

     - first, to the subordinated certificates, in the reverse order of their distribution priority (beginning with the class of subordinated certificates then outstanding with the lowest distribution priority), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero,

     - second, to the Class A-16 Certificates, until its Class Certificate Balance is reduced to zero, and

     - third, to the remaining classes of senior certificates (other than the notional amount certificates and the Class PO Certificates), pro rata, based upon their respective Class Certificate Balances or, in the case of the Class A-9 Certificates, on the basis of the lesser of its Class Certificate Balance immediately prior to that Distribution Date and its initial Class Certificate Balance, except that the applicable Non-PO Percentage of any Realized Losses that would otherwise be allocated to the Class A-7 Certificates will instead be allocated the Class A-8 Certificates, until its Class Certificate Balance is reduced to zero.

     For purposes of allocating losses to the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each class of Class B Certificates. Within the Class B Certificates, the distribution priorities are in numerical order.

     The Senior Credit Support Depletion Date is the date on which the Class Certificate Balance of each class of subordinated certificates has been reduced to zero.

     Because principal distributions are paid to some classes of certificates (other than the notional amount certificates and the Class PO Certificates) before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the mortgage loans than holders of classes that are entitled to receive principal earlier.

     In general, a "Realized Loss" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the mortgage loan exceeds the amount of liquidation proceeds applied to the principal balance of the related mortgage loan. See "Credit Enhancement -- Subordination" in the prospectus.

     A "Liquidated Mortgage Loan" is a defaulted mortgage loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

     "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

                           PRINCIPAL BALANCE SCHEDULES

     The Principal Balance Schedules have been prepared on the basis of the structuring assumptions and the assumption that the mortgage loans prepay at the constant range of rates or rate set forth below:

PRINCIPAL BALANCE SCHEDULE          RELATED CLASSES OF CERTIFICATES          PREPAYMENT ASSUMPTION RATE OR RANGE OF RATES
--------------------------   ---------------------------------------------   --------------------------------------------
 Aggregate Planned Balance   Class A-5, Class A-6, Class A-7 and Class A-8                 100% to 250% PSA
                                              Certificates

Aggregate Targeted Balance    Class A-1, Class A-9, Class A-10, Class A-11         50% of the Prepayment Assumption
                                      and Class A-12 Certificates

     Targeted Balance                    Class A-1 Certificates                    40% of the Prepayment Assumption

     The Standard Prepayment Assumption (the "PSA") represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. 100% PSA assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of the pool of mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 125% PSA assumes prepayment rates of 0.25% per annum of the then unpaid principal balance of the pool of mortgage loans in the first month of the life of the mortgage loans and an additional 0.25% per annum in each month thereafter (for example, 0.50% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 125% PSA assumes a constant prepayment rate of 7.5% per annum. Similarly, 350% PSA assumes prepayment rates of 0.7% per annum of the then unpaid principal balance of the pool of mortgage loans in the first month of the life of the mortgage loans and an additional 0.7% per annum in each month thereafter (for example, 1.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 350% PSA assumes a constant prepayment rate of 21.0% per annum.

     There is no assurance that the Class Certificate Balance of the Class A-5, Class A-6, Class A-7 and Class A-8 Certificates (the "Aggregate Planned Balance Certificates"), the Class A-1, Class A-9, Class A-10, Class A-11 and Class A-12 Certificates (the "Aggregate Targeted Balance Certificates") or the Class A-1 Certificates (the "Targeted Balance Certificates") will conform on any Distribution Date to the related Aggregate Planned Balance, Aggregate Targeted Balance or Targeted Balance, as applicable, specified for such Distribution Date in the applicable Principal Balance Schedule herein, or that distribution of principal on such classes of certificates will end on the respective Distribution Dates specified therein. Because any excess of the amounts available for distribution of principal of these classes of certificates over the amount necessary to reduce their Class Certificate Balances to the amount set forth in the applicable Principal Balance Schedule will be distributed, the ability to so reduce the Class Certificate Balances of such classes of certificates will not be enhanced by the averaging of high and low principal payments as might be the case if any such excess amounts were held for future application and not distributed monthly. In addition, even if prepayments remain within the applicable range or at the rate specified above, the amounts available for distribution of principal of these classes of certificates on any Distribution Date may be insufficient to reduce such classes of certificates to the amount set forth in the respective Principal Balance Schedule. Moreover, because of the diverse remaining terms to maturity, these classes of certificates may not be reduced to the amount set forth in the respective Principal Balance Schedule, even if prepayments occur within the range or at the rate specified above.

                                 AGGREGATE PLANNED   AGGREGATE TARGETED
DISTRIBUTION DATE                   BALANCE ($)          BALANCE ($)      TARGETED BALANCE ($)
-----------------                -----------------   ------------------   --------------------
Initial ......................     687,151,000.00      286,426,000.00        150,000,000.00
June 25, 2006 ................     686,417,025.27      282,988,527.73        148,423,174.20
July 25, 2006 ................     685,504,964.13      279,082,349.11        146,655,767.29
August 25, 2006 ..............     684,415,020.87      274,711,456.93        144,699,287.76
September 25, 2006 ...........     683,147,390.34      269,880,966.00        142,555,627.22
October 25, 2006 .............     681,702,358.17      264,597,111.74        140,227,059.62
November 25, 2006 ............     680,080,300.77      258,867,245.21        137,716,239.62
December 25, 2006 ............     678,281,685.35      252,699,824.49        135,026,199.80
January 25, 2007 .............     676,307,069.88      246,104,402.18        132,160,346.86
February 25, 2007 ............     674,157,102.86      239,091,609.41        129,122,456.83
March 25, 2007 ...............     671,832,523.17      231,673,135.95        125,916,669.19
April 25, 2007 ...............     669,334,159.69      223,861,706.74        122,547,479.99
May 25, 2007 .................     666,662,930.98      215,737,598.86        119,049,446.31
June 25, 2007 ................     663,819,844.73      207,902,988.98        115,690,399.00
July 25, 2007 ................     660,805,997.30      200,355,521.81        112,469,361.56
August 25, 2007 ..............     657,622,573.07      193,092,767.52        109,385,310.96
September 25, 2007 ...........     654,270,843.72      186,112,222.24        106,437,177.97
October 25, 2007 .............     650,752,167.49      179,411,308.68        103,623,847.57
November 25, 2007 ............     647,067,988.34      172,987,376.83        100,944,159.41
December 25, 2007 ............     643,219,835.00      166,837,704.81         98,396,908.31
January 25, 2008 .............     639,209,319.99      160,959,499.64         95,980,844.77
February 25, 2008 ............     635,038,138.54      155,349,898.24         93,694,675.60
March 25, 2008 ...............     630,708,067.48      150,005,968.40         91,537,064.47
April 25, 2008 ...............     626,220,963.99      144,924,709.86         89,506,632.62
May 25, 2008 .................     621,578,764.33      140,103,055.51         87,601,959.56
June 25, 2008 ................     616,783,482.50      135,537,872.55         85,821,583.75
July 25, 2008 ................     611,837,208.80      131,225,963.82         84,164,003.46
August 25, 2008 ..............     606,742,108.36      127,164,069.15         82,627,677.52

                                 AGGREGATE PLANNED   AGGREGATE TARGETED
DISTRIBUTION DATE                   BALANCE ($)          BALANCE ($)      TARGETED BALANCE ($)
-----------------                -----------------   ------------------   --------------------
September 25, 2008 ...........     601,500,419.58      123,348,866.78         81,211,026.19
October 25, 2008 .............     596,114,452.52      119,776,974.85         79,912,432.06
November 25, 2008 ............     590,603,554.26      116,427,985.92         78,720,687.24
December 25, 2008 ............     585,121,092.15      113,147,483.63         77,549,123.00
January 25, 2009 .............     579,666,921.52      109,934,574.78         76,397,511.99
February 25, 2009 ............     574,240,898.44      106,788,376.57         75,265,629.02
March 25, 2009 ...............     568,842,879.77      103,708,016.32         74,153,251.02
April 25, 2009 ...............     563,472,723.06      100,692,631.55         73,060,157.05
May 25, 2009 .................     558,130,286.63       97,741,369.71         71,986,128.26
June 25, 2009 ................     552,815,429.55       94,853,388.13         70,930,947.88
July 25, 2009 ................     547,528,011.61       92,027,853.91         69,894,401.19
August 25, 2009 ..............     542,267,893.32       89,263,943.85         68,876,275.53
September 25, 2009 ...........     537,034,935.94       86,560,844.24         67,876,360.23
October 25, 2009 .............     531,829,001.43       83,917,750.88         66,894,446.66
November 25, 2009 ............     526,649,952.48       81,333,868.89         65,930,328.15
December 25, 2009 ............     521,497,652.51       78,808,412.62         64,983,799.99
January 25, 2010 .............     516,371,965.62       76,340,605.58         64,054,659.46
February 25, 2010 ............     511,272,756.66       73,929,680.28         63,142,705.71
March 25, 2010 ...............     506,199,891.14       71,574,878.24         62,247,739.85
April 25, 2010 ...............     501,153,235.30       69,275,449.76         61,369,564.88
May 25, 2010 .................     496,132,656.08       67,030,653.88         60,507,985.67
June 25, 2010 ................     491,138,021.10       64,839,758.33         59,662,808.94
July 25, 2010 ................     486,169,198.67       62,702,039.36         58,833,843.28
August 25, 2010 ..............     481,226,057.80       60,616,781.66         58,020,899.09
September 25, 2010 ...........     476,308,468.18       58,583,278.32         57,223,788.58
October 25, 2010 .............     471,416,300.16       56,600,830.68         56,442,325.78
November 25, 2010 ............     466,549,424.81       54,668,748.23         55,676,326.46
December 25, 2010 ............     461,707,713.84       52,786,348.59         54,925,608.18
January 25, 2011 .............     456,891,039.62       50,952,957.37         54,189,990.24
February 25, 2011 ............     452,099,275.23       49,167,908.04         53,469,293.65
March 25, 2011 ...............     447,332,294.38       47,430,541.96         52,763,341.17
April 25, 2011 ...............     442,589,971.44       45,740,208.17         52,071,957.24
May 25, 2011 .................     437,872,181.45       44,096,263.39         51,394,967.97
June 25, 2011 ................     433,247,769.72       42,570,811.98         50,756,477.61
July 25, 2011 ................     428,647,434.61       41,090,031.27         50,131,903.69
August 25, 2011 ..............     424,071,052.67       39,653,301.55         49,521,077.49
September 25, 2011 ...........     419,518,501.07       38,260,010.40         48,923,831.96
October 25, 2011 .............     414,989,657.63       36,909,552.63         48,340,001.61
November 25, 2011 ............     410,484,400.80       35,601,330.21         47,769,422.56
December 25, 2011 ............     406,002,609.64       34,334,752.16         47,211,932.51
January 25, 2012 .............     401,544,163.87       33,109,234.49         46,667,370.72
February 25, 2012 ............     397,108,943.81       31,924,200.12         46,135,577.99
March 25, 2012 ...............     392,696,830.40       30,779,078.82         45,616,396.66
April 25, 2012 ...............     388,307,705.21       29,673,307.08         45,109,670.58
May 25, 2012 .................     383,941,450.40       28,606,328.12         44,615,245.11
June 25, 2012 ................     379,620,313.51       27,600,273.18         44,140,598.45
July 25, 2012 ................     375,321,696.79       26,631,626.28         43,677,861.81
August 25, 2012 ..............     371,045,484.33       25,699,852.20         43,226,885.46
September 25, 2012 ...........     366,791,560.86       24,804,422.05         42,787,521.11
October 25, 2012 .............     362,559,811.67       23,944,813.31         42,359,621.93
November 25, 2012 ............     358,350,122.68       23,120,509.63         41,943,042.47
December 25, 2012 ............     354,162,380.37       22,331,000.88         41,537,638.73
January 25, 2013 .............     349,996,471.81       21,575,783.01         41,143,268.08
February 25, 2013 ............     345,852,284.68       20,854,357.98         40,759,789.28
March 25, 2013 ...............     341,729,707.22       20,166,233.74         40,387,062.45
April 25, 2013 ...............     337,628,628.24       19,510,924.13         40,024,949.10
May 25, 2013 .................     333,548,937.15       18,887,948.82         39,673,312.03
June 25, 2013 ................     329,533,736.71       18,338,380.73         39,346,150.03
July 25, 2013 ................     325,539,407.20       17,819,453.70         39,028,971.76
August 25, 2013 ..............     321,565,840.54       17,330,712.05         38,721,645.90
September 25, 2013 ...........     317,612,929.23       16,871,705.61         38,424,042.38
October 25, 2013 .............     313,680,566.32       16,441,989.65         38,136,032.43
November 25, 2013 ............     309,768,645.39       16,041,124.89         37,857,488.53
December 25, 2013 ............     305,877,060.61       15,668,677.30         37,588,284.40
January 25, 2014 .............     302,005,706.68       15,324,218.17         37,328,295.01
February 25, 2014 ............     298,154,478.84       15,007,324.01         37,077,396.55
March 25, 2014 ...............     294,323,272.87       14,717,576.46         36,835,466.41

                                 AGGREGATE PLANNED   AGGREGATE TARGETED
DISTRIBUTION DATE                   BALANCE ($)          BALANCE ($)      TARGETED BALANCE ($)
-----------------                -----------------   ------------------   --------------------
April 25, 2014 ...............     290,511,985.11       14,454,562.26         36,602,383.20
May 25, 2014 .................     286,720,512.41       14,217,873.20         36,378,026.72
June 25, 2014 ................     282,989,950.64       14,043,569.80         36,174,899.32
July 25, 2014 ................     279,278,624.58       13,893,864.14         35,979,984.39
August 25, 2014 ..............     275,586,434.50       13,768,375.95         35,793,168.56
September 25, 2014 ...........     271,913,281.19       13,666,729.64         35,614,339.58
October 25, 2014 .............     268,259,065.93       13,588,554.24         35,443,386.33
November 25, 2014 ............     264,623,690.53       13,533,483.35         35,280,198.75
December 25, 2014 ............     261,007,057.31       13,501,155.06         35,124,667.89
January 25, 2015 .............     257,409,069.08       13,491,211.97         34,976,685.87
February 25, 2015 ............     253,829,629.17       13,491,211.97         34,836,145.88
March 25, 2015 ...............     250,268,641.41       13,491,211.97         34,702,942.14
April 25, 2015 ...............     246,726,010.10       13,491,211.97         34,576,969.95
May 25, 2015 .................     243,201,640.08       13,491,211.97         34,458,125.63
June 25, 2015 ................     239,734,194.10       13,491,211.97         34,357,137.89
July 25, 2015 ................     236,284,381.73       13,491,211.97         34,260,008.00
August 25, 2015 ..............     232,855,953.12       13,491,211.97         34,162,392.46
September 25, 2015 ...........     229,475,646.97       13,491,211.97         34,064,288.85
October 25, 2015 .............     226,142,799.90       13,491,211.97         33,960,366.29
November 25, 2015 ............     222,856,757.55       13,491,211.97         33,838,476.32
December 25, 2015 ............     219,616,874.49       13,491,211.97         33,706,412.57
January 25, 2016 .............     216,422,514.12       13,491,211.97         33,564,392.55
February 25, 2016 ............     213,273,048.52       13,491,211.97         33,412,630.06
March 25, 2016 ...............     210,167,858.33       13,491,211.97         33,251,335.22
April 25, 2016 ...............     207,106,332.66       13,491,211.97         33,080,714.51
May 25, 2016 .................     204,073,618.06       13,491,211.97         32,895,974.10
June 25, 2016 ................     200,932,010.14       13,491,211.97         32,649,423.70
July 25, 2016 ................     197,835,838.45       13,491,211.97         32,393,848.27
August 25, 2016 ..............     194,784,466.35       13,491,211.97         32,129,457.70
September 25, 2016 ...........     191,777,265.96       13,491,211.97         31,856,458.12
October 25, 2016 .............     188,813,618.05       13,491,211.97         31,575,052.04
November 25, 2016 ............     185,892,911.90       13,491,211.97         31,285,438.37
December 25, 2016 ............     183,014,545.25       13,491,211.97         30,987,812.42
January 25, 2017 .............     180,177,924.09       13,491,211.97         30,682,366.06
February 25, 2017 ............     177,382,462.64       13,491,211.97         30,369,287.68
March 25, 2017 ...............     174,627,583.16       13,491,211.97         30,048,762.30
April 25, 2017 ...............     171,912,715.89       13,491,211.97         29,720,971.61
May 25, 2017 .................     169,237,298.92       13,491,211.97         29,386,094.00
June 25, 2017 ................     166,600,778.10       13,491,211.97         29,044,304.62
July 25, 2017 ................     164,002,606.91       13,491,211.97         28,695,775.46
August 25, 2017 ..............     161,442,246.37       13,491,211.97         28,340,675.37
September 25, 2017 ...........     158,919,164.94       13,491,211.97         27,979,170.08
October 25, 2017 .............     156,432,838.41       13,491,211.97         27,611,422.33
November 25, 2017 ............     153,982,749.81       13,491,211.97         27,237,591.82
December 25, 2017 ............     151,568,389.30       13,491,211.97         26,857,835.34
January 25, 2018 .............     149,189,254.07       13,491,211.97         26,472,306.77
February 25, 2018 ............     146,844,848.27       13,491,211.97         26,081,157.13
March 25, 2018 ...............     144,534,682.87       13,490,257.55         25,684,534.64
April 25, 2018 ...............     142,258,275.63       13,340,978.13         25,282,584.73
May 25, 2018 .................     140,015,150.94       13,186,346.25         24,875,450.13
June 25, 2018 ................     137,804,839.77       13,026,523.53         24,463,270.87
July 25, 2018 ................     135,626,879.57       12,861,668.43         24,046,184.37
August 25, 2018 ..............     133,480,814.19       12,691,936.30         23,624,325.40
September 25, 2018 ...........     131,366,193.77       12,517,479.43         23,197,826.23
October 25, 2018 .............     129,282,574.67       12,338,447.13         22,766,816.58
November 25, 2018 ............     127,229,519.39       12,154,985.71         22,331,423.69
December 25, 2018 ............     125,206,596.48       11,967,238.59         21,891,772.37
January 25, 2019 .............     123,213,380.46       11,775,346.34         21,447,985.02
February 25, 2019 ............     121,249,451.71       11,579,446.73         21,000,181.70
March 25, 2019 ...............     119,314,396.45       11,379,674.74         20,548,480.10
April 25, 2019 ...............     117,407,806.60       11,176,162.65         20,092,995.66
May 25, 2019 .................     115,529,279.74       10,969,040.08         19,633,841.55
June 25, 2019 ................     113,678,419.01       10,758,434.02         19,171,128.72
July 25, 2019 ................     111,854,833.06       10,544,468.86         18,704,965.93
August 25, 2019 ..............     110,058,135.93       10,327,266.50         18,235,459.82
September 25, 2019 ...........     108,287,947.03       10,106,946.31         17,762,714.87
October 25, 2019 .............     106,543,891.04        9,883,625.22         17,286,833.52

                                 AGGREGATE PLANNED   AGGREGATE TARGETED
DISTRIBUTION DATE                   BALANCE ($)          BALANCE ($)      TARGETED BALANCE ($)
-----------------                -----------------   ------------------   --------------------
November 25, 2019 ............     104,825,597.82        9,657,417.76         16,807,916.14
December 25, 2019 ............     103,132,702.37        9,428,436.11         16,326,061.08
January 25, 2020 .............     101,464,844.76        9,196,790.09         15,841,364.72
February 25, 2020 ............      99,821,670.02        8,962,587.26         15,353,921.49
March 25, 2020 ...............      98,202,828.12        8,725,932.92         14,863,823.87
April 25, 2020 ...............      96,607,973.88        8,486,930.18         14,371,162.47
May 25, 2020 .................      95,036,766.91        8,245,679.97         13,876,026.05
June 25, 2020 ................      93,488,871.54        8,002,281.07         13,378,501.51
July 25, 2020 ................      91,963,956.74        7,756,830.20         12,878,673.97
August 25, 2020 ..............      90,461,696.08        7,509,422.03         12,376,626.78
September 25, 2020 ...........      88,981,767.69        7,260,149.15         11,872,441.51
October 25, 2020 .............      87,523,854.11        7,009,102.23         11,366,198.07
November 25, 2020 ............      86,087,642.35        6,756,369.93         10,857,974.61
December 25, 2020 ............      84,672,823.71        6,502,039.03         10,347,847.69
January 25, 2021 .............      83,279,093.82        6,246,194.41          9,835,892.17
February 25, 2021 ............      81,906,152.50        5,988,919.11          9,322,181.36
March 25, 2021 ...............      80,553,703.77        5,730,294.34          8,806,786.94
April 25, 2021 ...............      79,221,455.75        5,470,399.52          8,289,779.05
May 25, 2021 .................      77,909,120.61        5,209,312.33          7,771,226.30
June 25, 2021 ................      76,608,807.40        4,943,645.25          7,246,043.40
July 25, 2021 ................      75,328,007.41        4,676,947.29          6,719,463.39
August 25, 2021 ..............      74,066,441.96        4,409,291.56          6,191,550.97
September 25, 2021 ...........      72,823,836.23        4,140,749.56          5,662,369.39
October 25, 2021 .............      71,599,919.24        3,871,391.14          5,131,980.47
November 25, 2021 ............      70,394,423.77        3,601,284.58          4,600,444.61
December 25, 2021 ............      69,207,086.33        3,330,496.57          4,067,820.86
January 25, 2022 .............      68,037,647.10        3,059,092.28          3,534,166.88
February 25, 2022 ............      66,885,849.87        2,787,135.38          2,999,539.02
March 25, 2022 ...............      65,751,442.01        2,514,688.05          2,463,992.32
April 25, 2022 ...............      64,634,174.41        2,241,810.99          1,927,580.49
May 25, 2022 .................      63,533,801.43        1,968,563.52          1,390,356.01
June 25, 2022 ................      62,450,080.86        1,695,003.52            852,370.08
July 25, 2022 ................      61,382,773.86        1,421,187.51            313,672.68
August 25, 2022 ..............      60,331,644.93        1,147,170.64                  0.00
September 25, 2022 ...........      59,296,461.84          873,006.76                  0.00
October 25, 2022 .............      58,276,995.62          598,748.40                  0.00
November 25, 2022 ............      57,273,020.50          324,446.79                  0.00
December 25, 2022 ............      56,284,313.83           50,151.95                  0.00
January 25, 2023 .............      55,310,656.11                0.00                  0.00
February 25, 2023 ............      54,351,830.88                0.00                  0.00
March 25, 2023 ...............      53,407,624.70                0.00                  0.00
April 25, 2023 ...............      52,477,827.13                0.00                  0.00
May 25, 2023 .................      51,562,230.67                0.00                  0.00
June 25, 2023 ................      50,660,630.71                0.00                  0.00
July 25, 2023 ................      49,772,825.51                0.00                  0.00
August 25, 2023 ..............      48,898,616.14                0.00                  0.00
September 25, 2023 ...........      48,037,806.47                0.00                  0.00
October 25, 2023 .............      47,190,203.10                0.00                  0.00
November 25, 2023 ............      46,355,615.35                0.00                  0.00
December 25, 2023 ............      45,533,855.20                0.00                  0.00
January 25, 2024 .............      44,724,737.25                0.00                  0.00
February 25, 2024 ............      43,928,078.73                0.00                  0.00
March 25, 2024 ...............      43,143,699.41                0.00                  0.00
April 25, 2024 ...............      42,371,421.59                0.00                  0.00
May 25, 2024 .................      41,611,070.04                0.00                  0.00
June 25, 2024 ................      40,862,472.03                0.00                  0.00
July 25, 2024 ................      40,125,457.22                0.00                  0.00
August 25, 2024 ..............      39,399,857.66                0.00                  0.00
September 25, 2024 ...........      38,685,507.77                0.00                  0.00
October 25, 2024 .............      37,982,244.29                0.00                  0.00
November 25, 2024 ............      37,289,906.24                0.00                  0.00
December 25, 2024 ............      36,608,334.93                0.00                  0.00
January 25, 2025 .............      35,937,373.85                0.00                  0.00
February 25, 2025 ............      35,276,868.74                0.00                  0.00
March 25, 2025 ...............      34,626,667.48                0.00                  0.00
April 25, 2025 ...............      33,986,620.09                0.00                  0.00
May 25, 2025 .................      33,356,578.70                0.00                  0.00

                                 AGGREGATE PLANNED   AGGREGATE TARGETED
DISTRIBUTION DATE                   BALANCE ($)          BALANCE ($)      TARGETED BALANCE ($)
-----------------                -----------------   ------------------   --------------------
June 25, 2025 ................      32,736,397.52                0.00                  0.00
July 25, 2025 ................      32,125,932.82                0.00                  0.00
August 25, 2025 ..............      31,525,042.89                0.00                  0.00
September 25, 2025 ...........      30,933,587.99                0.00                  0.00
October 25, 2025 .............      30,351,430.38                0.00                  0.00
November 25, 2025 ............      29,778,434.25                0.00                  0.00
December 25, 2025 ............      29,214,465.68                0.00                  0.00
January 25, 2026 .............      28,659,392.68                0.00                  0.00
February 25, 2026 ............      28,113,085.08                0.00                  0.00
March 25, 2026 ...............      27,575,414.57                0.00                  0.00
April 25, 2026 ...............      27,046,254.64                0.00                  0.00
May 25, 2026 .................      26,525,480.56                0.00                  0.00
June 25, 2026 ................      26,012,969.37                0.00                  0.00
July 25, 2026 ................      25,508,599.84                0.00                  0.00
August 25, 2026 ..............      25,012,252.46                0.00                  0.00
September 25, 2026 ...........      24,523,809.39                0.00                  0.00
October 25, 2026 .............      24,043,154.47                0.00                  0.00
November 25, 2026 ............      23,570,173.17                0.00                  0.00
December 25, 2026 ............      23,104,752.59                0.00                  0.00
January 25, 2027 .............      22,646,781.43                0.00                  0.00
February 25, 2027 ............      22,196,149.94                0.00                  0.00
March 25, 2027 ...............      21,752,749.95                0.00                  0.00
April 25, 2027 ...............      21,316,474.80                0.00                  0.00
May 25, 2027 .................      20,887,219.36                0.00                  0.00
June 25, 2027 ................      20,464,879.97                0.00                  0.00
July 25, 2027 ................      20,049,354.45                0.00                  0.00
August 25, 2027 ..............      19,640,542.06                0.00                  0.00
September 25, 2027 ...........      19,238,343.50                0.00                  0.00
October 25, 2027 .............      18,842,660.86                0.00                  0.00
November 25, 2027 ............      18,453,397.64                0.00                  0.00
December 25, 2027 ............      18,070,458.69                0.00                  0.00
January 25, 2028 .............      17,693,750.21                0.00                  0.00
February 25, 2028 ............      17,323,179.76                0.00                  0.00
March 25, 2028 ...............      16,958,656.18                0.00                  0.00
April 25, 2028 ...............      16,600,089.62                0.00                  0.00
May 25, 2028 .................      16,247,391.50                0.00                  0.00
June 25, 2028 ................      15,900,474.51                0.00                  0.00
July 25, 2028 ................      15,559,252.57                0.00                  0.00
August 25, 2028 ..............      15,223,640.84                0.00                  0.00
September 25, 2028 ...........      14,893,555.66                0.00                  0.00
October 25, 2028 .............      14,568,914.60                0.00                  0.00
November 25, 2028 ............      14,249,636.36                0.00                  0.00
December 25, 2028 ............      13,935,640.84                0.00                  0.00
January 25, 2029 .............      13,626,849.05                0.00                  0.00
February 25, 2029 ............      13,323,183.13                0.00                  0.00
March 25, 2029 ...............      13,024,566.36                0.00                  0.00
April 25, 2029 ...............      12,730,923.07                0.00                  0.00
May 25, 2029 .................      12,442,178.71                0.00                  0.00
June 25, 2029 ................      12,158,259.76                0.00                  0.00
July 25, 2029 ................      11,879,093.78                0.00                  0.00
August 25, 2029 ..............      11,604,609.34                0.00                  0.00
September 25, 2029 ...........      11,334,736.05                0.00                  0.00
October 25, 2029 .............      11,069,404.52                0.00                  0.00
November 25, 2029 ............      10,808,546.34                0.00                  0.00
December 25, 2029 ............      10,552,094.10                0.00                  0.00
January 25, 2030 .............      10,299,981.35                0.00                  0.00
February 25, 2030 ............      10,052,142.57                0.00                  0.00
March 25, 2030 ...............       9,808,513.20                0.00                  0.00
April 25, 2030 ...............       9,569,029.60                0.00                  0.00
May 25, 2030 .................       9,333,629.05                0.00                  0.00
June 25, 2030 ................       9,102,249.71                0.00                  0.00
July 25, 2030 ................       8,874,830.64                0.00                  0.00
August 25, 2030 ..............       8,651,311.78                0.00                  0.00
September 25, 2030 ...........       8,431,633.93                0.00                  0.00
October 25, 2030 .............       8,215,738.72                0.00                  0.00
November 25, 2030 ............       8,003,568.64                0.00                  0.00
December 25, 2030 ............       7,795,067.01                0.00                  0.00

                                 AGGREGATE PLANNED   AGGREGATE TARGETED
DISTRIBUTION DATE                   BALANCE ($)          BALANCE ($)      TARGETED BALANCE ($)
-----------------                -----------------   ------------------   --------------------
January 25, 2031 .............       7,590,177.95                0.00                  0.00
February 25, 2031 ............       7,388,846.40                0.00                  0.00
March 25, 2031 ...............       7,191,018.07                0.00                  0.00
April 25, 2031 ...............       6,996,639.47                0.00                  0.00
May 25, 2031 .................       6,805,657.88                0.00                  0.00
June 25, 2031 ................       6,618,021.32                0.00                  0.00
July 25, 2031 ................       6,433,678.60                0.00                  0.00
August 25, 2031 ..............       6,252,579.23                0.00                  0.00
September 25, 2031 ...........       6,074,673.45                0.00                  0.00
October 25, 2031 .............       5,899,912.25                0.00                  0.00
November 25, 2031 ............       5,728,247.30                0.00                  0.00
December 25, 2031 ............       5,559,630.98                0.00                  0.00
January 25, 2032 .............       5,394,016.35                0.00                  0.00
February 25, 2032 ............       5,231,357.16                0.00                  0.00
March 25, 2032 ...............       5,071,607.82                0.00                  0.00
April 25, 2032 ...............       4,914,723.40                0.00                  0.00
May 25, 2032 .................       4,760,659.63                0.00                  0.00
June 25, 2032 ................       4,609,372.87                0.00                  0.00
July 25, 2032 ................       4,460,820.13                0.00                  0.00
August 25, 2032 ..............       4,314,959.02                0.00                  0.00
September 25, 2032 ...........       4,171,747.77                0.00                  0.00
October 25, 2032 .............       4,031,145.24                0.00                  0.00
November 25, 2032 ............       3,893,110.87                0.00                  0.00
December 25, 2032 ............       3,757,604.68                0.00                  0.00
January 25, 2033 .............       3,624,587.28                0.00                  0.00
February 25, 2033 ............       3,494,019.87                0.00                  0.00
March 25, 2033 ...............       3,365,864.19                0.00                  0.00
April 25, 2033 ...............       3,240,082.54                0.00                  0.00
May 25, 2033 .................       3,116,637.79                0.00                  0.00
June 25, 2033 ................       2,995,493.32                0.00                  0.00
July 25, 2033 ................       2,876,613.07                0.00                  0.00
August 25, 2033 ..............       2,759,961.50                0.00                  0.00
September 25, 2033 ...........       2,645,503.58                0.00                  0.00
October 25, 2033 .............       2,533,204.81                0.00                  0.00
November 25, 2033 ............       2,423,031.16                0.00                  0.00
December 25, 2033 ............       2,314,949.13                0.00                  0.00
January 25, 2034 .............       2,208,925.71                0.00                  0.00
February 25, 2034 ............       2,104,928.34                0.00                  0.00
March 25, 2034 ...............       2,002,924.98                0.00                  0.00
April 25, 2034 ...............       1,902,884.03                0.00                  0.00
May 25, 2034 .................       1,804,774.36                0.00                  0.00
June 25, 2034 ................       1,708,565.30                0.00                  0.00
July 25, 2034 ................       1,614,226.64                0.00                  0.00
August 25, 2034 ..............       1,521,728.58                0.00                  0.00
September 25, 2034 ...........       1,431,041.80                0.00                  0.00
October 25, 2034 .............       1,342,137.39                0.00                  0.00
November 25, 2034 ............       1,254,986.86                0.00                  0.00
December 25, 2034 ............       1,169,562.14                0.00                  0.00
January 25, 2035 .............       1,085,835.60                0.00                  0.00
February 25, 2035 ............       1,003,779.98                0.00                  0.00
March 25, 2035 ...............         923,368.44                0.00                  0.00
April 25, 2035 ...............         844,574.54                0.00                  0.00
May 25, 2035 .................         767,372.23                0.00                  0.00
June 25, 2035 ................         691,735.83                0.00                  0.00
July 25, 2035 ................         617,640.05                0.00                  0.00
August 25, 2035 ..............         545,059.99                0.00                  0.00
September 25, 2035 ...........         473,971.08                0.00                  0.00
October 25, 2035 .............         404,349.15                0.00                  0.00
November 25, 2035 ............         336,170.36                0.00                  0.00
December 25, 2035 ............         269,411.26                0.00                  0.00
January 25, 2036 .............         204,048.71                0.00                  0.00
February 25, 2036 ............         140,059.94                0.00                  0.00
March 25, 2036 ...............          81,279.45                0.00                  0.00
April 25, 2036 ...............          23,744.23                0.00                  0.00
May 25, 2036 and thereafter ..               0.00                0.00                  0.00